STOCK PURCHASE AGREEMENT


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                                TABLE OF CONTENTS
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
                                                                                                  Page

ARTICLE I            SALE OF SHARES..................................................................1
           1.01      Purchase and Sale of the Shares.  ..............................................1
                     (a)       Basic Transaction.....................................................1
                     (b)       Preliminary Purchase Price............................................1
                     (c)       The Closing...........................................................2
                     (d)       Preparation of Adjustment Date Balance Sheet..........................2
                     (e)       Adjustment to Preliminary Purchase Price.  ...........................3
           1.02      Additional Consideration........................................................3
                     (a)       ......................................................................3
                     (b)       Definitions...........................................................3
                     (c)       Calculation of Additional Consideration...............................6
                     (d)       Preparation of the Valuation Statement................................7
                     (e)       Purchase Right........................................................7
           1.03      Dispute Resolution..............................................................8
           1.04      Deliveries by the LLC...........................................................9
           1.05      Deliveries by TelePad and the Buyer............................................10
           1.06      Further Assurances.............................................................11

ARTICLE II           REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE LLC ..................................................11
           2.01      Capital Stock..................................................................11
           2.02      Investments....................................................................11
           2.03      Corporate Organization; Etc....................................................12
           2.04      Authorization; Etc.............................................................12
           2.05      Restrictive Documents..........................................................13
           2.06      Consents.......................................................................13
           2.07      Books and Records..............................................................13
           2.08      Bank Accounts and Powers of Attorney...........................................13
           2.09      Financial Statements...........................................................14
           2.10      Accounting Records; Internal Controls; Absence of Certain Payments.............14
                     (a)       Accounting Records...................................................14
                     (b)       Data Processing; Access..............................................15
           2.11      Title to Properties; Encumbrances..............................................15
           2.12      Real Property..................................................................15
           2.13      Absence of Certain Changes.....................................................15
           2.14      Accounts Receivable............................................................16
           2.15      Leases.........................................................................16
           2.16      Assets.........................................................................16
           2.17      Patents, Trademarks, Trade Names, Etc..........................................17

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           2.18      Government Contracts and Proposals.  ..........................................17
           2.19      Other Contracts and Commitments................................................19
           2.20      Customers and Suppliers........................................................20
           2.21      Labor Difficulties.............................................................20
           2.22      Personnel......................................................................21
           2.23      Employee Benefit Plans.........................................................21
                     (a)       List of Plans........................................................21
                     (b)       Status of Plans......................................................21
                     (c)       Contributions........................................................22
                     (d)       Tax Qualification....................................................22
                     (e)       Compliance With Tax Reform Act of 1986...............................22
                     (f)       Transactions.........................................................22
                     (g)       Triggering Events....................................................23
                     (h)       Other Plans..........................................................23
                     (i)       Documents............................................................23
                     (j)       Terminated Plan......................................................23
           2.24      Litigation.....................................................................24
           2.25      Compliance with Law............................................................24
           2.26      Permits........................................................................24
           2.27      Dividends and Other Distributions..............................................25
           2.28      Undisclosed Liabilities........................................................25
           2.29      Taxes..........................................................................25
           2.30      Insurance......................................................................25
           2.31      Environmental Laws and Regulations.............................................25
           2.32      Absence of Certain Payments....................................................26
           2.33      Insider Interests..............................................................27
           2.34      Brokers and Finders............................................................27
           2.35      Product or Service Liability...................................................27
           2.36      Governmental Interaction.......................................................27
           2.37      Security Matters...............................................................28
           2.38      Government Furnished Property..................................................28
           2.39      Estimates......................................................................28
           2.40      Disclosure.....................................................................28

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF
                       THE LLC RELATING TO THE SHARES...............................................28
           3.01      Ownership......................................................................28
           3.02      Title..........................................................................29
           3.03      Right to Transfer..............................................................29
           3.04      All Shares.....................................................................29
           3.05      Binding Agreement..............................................................29
           3.06      Conflicts......................................................................29
           3.07      Investment.....................................................................29

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ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF
                       TELEPAD AND THE BUYER........................................................30
           4.01      Corporate Organization; Etc....................................................30
           4.02      Authorization; Etc.............................................................30
           4.03      No Violation...................................................................30
           4.04      Brokers and Finders............................................................31
           4.05      SEC Filings....................................................................31
           4.06      Absence of Certain Changes or Events...........................................31
           4.07      Litigation.....................................................................31
           4.08      Solvency.......................................................................31
           4.09      Assets.........................................................................31
           4.10      Information Received...........................................................32

ARTICLE V            PRE-CLOSING COVENANTS AND AGREEMENTS...........................................32
           5.01      Conduct of Company's Business..................................................32
           5.02      Conduct of TelePad's and the Buyer's Business..................................33
           5.03      Inspections and Confidentiality................................................34
           5.04      Announcements and Federal Securities Law Matters...............................36
           5.05      Notification of Certain Matters................................................36
           5.06      Permits and Approvals..........................................................36
           5.07      Additional Agreements..........................................................37

ARTICLE VI           SURVIVAL OF REPRESENTATIONS AND
                     WARRANTIES; INDEMNIFICATION....................................................37
           6.01      Survival of Representations....................................................37
           6.02      Statements as Representations..................................................37
           6.03      Indemnification Provisions for Benefit of TelePad and the Buyer................37
           6.04      Indemnification Provisions for Benefit of the LLC..............................38
           6.05      Matters Involving Third Parties................................................38

ARTICLE VII  POST-CLOSING COVENANTS AND AGREEMENTS..................................................40
           7.01      Board Composition..............................................................40
           7.02      Investment Obligations.........................................................40
           7.03      Delivery and Maintenance of Short Term Letter of Credit........................40
           7.04      Delivery and Maintenance of Long Term Letter of Credit.........................41
           7.05      Tax Matters....................................................................41
                     (a)       Tax Periods Ending on or Before the Closing Date.....................41
                     (b)       Tax Periods Beginning Before and Ending After the Closing Date.......42
                     (c)       Cooperation on Tax Matters...........................................42
                     (d)       Tax Sharing Agreements...............................................43
                     (e)       Certain Taxes........................................................43

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ARTICLE VIII  DISPUTES; ARBITRATION.................................................................43
           8.01      Disputes Generally.............................................................43
           8.02      Selection of Arbitrator(s).....................................................43
           8.03      Decision of Arbitrators........................................................43
           8.04      Expense of Arbitration.........................................................44

ARTICLE IX           MISCELLANEOUS PROVISIONS.......................................................44
           9.01      Amendment and Modifications....................................................44
           9.02      Waiver of Compliance...........................................................44
           9.03      Expenses.......................................................................44
           9.04      Reasonable Efforts; Further Assurances.........................................44
           9.05      Remedies; Waiver...............................................................44
           9.06      Knowledge Convention...........................................................45
           9.07      Notices........................................................................45
           9.08      Assignment.....................................................................46
           9.09      Governing Law..................................................................46
           9.10      Counterparts...................................................................46
           9.11      Construction...................................................................46
           9.12      Entire Agreement...............................................................46
           9.13      Third Parties..................................................................47
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EXHIBITS

           EXHIBIT A  -  Form of Buyer Note
           EXHIBIT B  -  Illustration of Calculation of Additional Consideration
           EXHIBIT C  -  Form of Pledge Agreement
           EXHIBIT D  -  List of Directors

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                            STOCK PURCHASE AGREEMENT
                            ------------------------


           This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 27th day of January, 1997, by and among TelePad Corporation, a Delaware corporation ("TelePad"), TelePad Acquisition, Inc., a Delaware
corporation (the "Buyer"), and Federal Computer Corporation, a Virginia corporation (the "Company"), Hartland Group, LLC, a Virginia limited liability company (the "LLC").


                              W I T N E S S E T H:
                              --------------------

           WHEREAS, immediately prior to the execution of this Agreement Charles
F. Crowe, William E. Hummel, R. Joseph Market, R. Wayne Talley, Louis J. Fisher and George R. Blick (individually, a "Stockholder" and collectively, the "Stockholders") owned (a) in the aggregate 3,295 shares of the Company's common stock, par value $.10 per share (the "Shares"), constituting 100% of the Company's issued and outstanding capital stock, and (b) transferred the Shares to the LLC as a capital contribution.

           WHEREAS, the Stockholders own all of the interests in the LLC;

           WHEREAS, the LLC desires to sell, and the Buyer desires to purchase, the Shares pursuant to this Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE I

                                 SALE OF SHARES

     1.01 Purchase and Sale of the Shares.
          -------------------------------

          (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the LLC, and the LLC agrees to sell to the Buyer, all of the Shares for the consideration specified below in this Article I.

          (b) Preliminary Purchase Price. The Buyer agrees to pay to the LLC at the Closing $10 million (the "Preliminary Purchase Price") by delivery of (i) cash in the amount of $5.3 million by wire transfer or other delivery of immediately available funds and (ii) its promissory note in the principal amount of $4.7 million in the form of Exhibit A attached hereto (the "Buyer Note"). The Preliminary Purchase Price will be subject to post-closing adjustment as set forth below in this Article I.


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          (c) The Closing. The closing of the transactions  contemplated by this
Agreement (the  "Closing")  shall take place at the offices of Arent Fox Kintner
Plotkin  &  Kahn,  1050  Connecticut  Avenue,  N.W.,  Washington,   D.C.  20036,
concurrent with the satisfaction of the Closing Condition (as defined below). The "Closing Condition" shall be the delivery by the Buyer to the LLC by wire transfer or other immediately available funds, of $15 million in cash on or before the date (the "Closing Date") which is the earlier of (i) ten business days after TelePad has received on a cumulative basis since the date of this Agreement at least $15 million in net proceeds from the issuance of its capital stock, including pursuant to the exercise of warrants or options to purchase such capital stock, or (ii) August 1, 1997. If the Closing Condition is not satisfied on or before the Closing Date, this Agreement and all other agreements executed pursuant hereto shall, absent fraud or other material breach of this Agreement by a party hereto, become void and have no effect, and there shall be no obligations or liability on the part of any party or its respective officers, directors and members; provided that the obligations of the parties contained in Sections 5.03, 5.04 and 9.03 shall survive such termination.

          (d) Preparation of Adjustment Date Balance Sheet.

                    (i) No later than 60 days after the Closing Date,  the Buyer will prepare and deliver to the LLC a draft consolidated balance sheet (the "Draft Adjustment Date Balance Sheet") for the Company and its subsidiaries as of the close of business on the last day of the month ending immediately prior to the Closing Date (the "Adjustment Date") for the purpose of determining the amount by which the Preliminary Purchase Price will be adjusted (the "Adjustment Amount"). The Buyer will prepare the Draft Adjustment Date Balance Sheet in accordance with generally accepted accounting principles of the United States ("GAAP") applied on a basis consistent with the preparation of the Company's financial statements referred to in Section 2.09; provided, however, that assets, liabilities, gains, losses, revenues and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of the Draft Adjustment Date Balance Sheet, through full application of the procedures used in preparing the Company's audited balance sheet as of October 31, 1996. The LLC shall cooperate fully with the Buyer at Buyer's reasonable request in the preparation of the Draft Adjustment Date Balance Sheet.

                    (ii) If the LLC has any objections to the Draft Adjustment Date Balance Sheet, it will deliver a reasonably detailed statement describing its objections to the Buyer within 30 days after receiving the Draft Adjustment Date Balance Sheet. If the LLC does not so object within such period, such Draft Adjustment Date Balance Sheet shall be deemed final and conclusive with respect to the determination of the Adjustment Amount. If the LLC does object within such period, the Buyer and the LLC will use reasonable efforts to resolve such objections themselves before resorting to the dispute resolution procedures set forth in Section 1.03.

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          (e) Adjustment to Preliminary Purchase Price.

                    (i) For purposes of this Section 1.01(e), the following terms shall have the following meanings:

                    "Consolidated Net Worth" means the excess of the Company's total consolidated assets over its total consolidated liabilities as shown on the Adjustment Date Balance Sheet.

                    "Net Worth Excess" means the amount, if any, by which the Consolidated Net Worth exceeds $5,350,000.

                    "Net Worth Deficiency" means the amount, if any, by which $5,250,000 exceeds the Consolidated Net Worth.

                    (ii) If there is a Net Worth Excess, the Adjustment Amount shall equal the Net Worth Excess and TelePad shall make an equity contribution to the Buyer in the amount of the Adjustment Amount (plus interest thereon at the rate of 8.5% per annum from the Closing Date) and the Buyer shall pay such amount to the LLC by wire transfer or other delivery of immediately available funds within ten days after the date on which the Adjustment Amount is finally determined pursuant to this Article I.

                    (iii) If there is a Net Worth Deficiency, the Adjustment Amount shall equal the Net Worth Deficiency and the LLC shall pay the Adjustment Amount (plus interest thereon at the rate of 8.5% per annum from the Closing Date) to TelePad by wire transfer or other delivery of immediately available funds within ten days after the date on which the Adjustment Amount is finally determined pursuant to this Article I.

The Preliminary Purchase Price as so adjusted is referred to herein as the "Initial Purchase Price." The Initial Purchase Price plus the Additional Consideration determined in accordance with Section 1.02 is referred to herein as the "Purchase Price."

     1.02 Additional Consideration.
          ------------------------

          (a) As additional consideration for the purchase of the Shares, the Buyer agrees to pay the Additional Consideration to the LLC in cash on the Payment Date by wire transfer or other delivery of immediately available funds.

          (b) Definitions. For purposes of this Section 1.02, the following terms shall have the following meanings:

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          "Additional  Consideration"  means the amount determined in accordance with Section 1.02(c).

           "Company Value" means the Value of the Company on a consolidated basis excluding the Investment Subsidiary.

          "Consolidated   Value"   means  the  Value  of  the  Company  and  its
subsidiaries, including the Investment Subsidiary.

           "Initial Public Offering" means an initial underwritten public offering of the Company's or the Buyer's capital stock, registered under the Securities Act of 1933, as amended, on a registration statement on Form S-1 or SB-2.

           "Investment Subsidiary" means the subsidiary, if any, of the Company formed for the purpose of investing the Investment Amount as defined in Section 1.02(c)(ii).

           "Net Worth" means, as of the Valuation Date, an Entity's total assets less its total liabilities, as determined in accordance with GAAP applied on a consistent basis.

           "Payment Date" means 10 days after the final determination of the Additional Consideration pursuant to this Section 1.02.

          "Subsidiary Value" means the Value of the Investment Subsidiary on a stand-alone basis.

           "Trailing EBITDA" means, for the 12-month period immediately preceding the Valuation Date, the Entity's net income from continuing operations and discontinued operations (i.e., income after applicable income taxes, but excluding extraordinary items and the cumulative effect of accounting changes), determined in accordance with GAAP applied on a consistent basis, adjusted as follows: (i) add interest and other finance charges expensed, (ii) add non-cash charges for depreciation and amortization expensed, and (iii) add income taxes expensed.

           "Trailing Net Income" means, for the 12-month period immediately preceding the Valuation Date, the Entity's net income, as determined in accordance with GAAP applied on a consistent basis.

           "Transfer of Control" means the happening of any of the following events: (a) except for an Excluded Person (as defined below), any "person," including a "group," as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the "Exchange Act"), becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 45% or more of the Company's or the Buyer's outstanding capital stock; or (b) except in the case of a merger or consolidation in which (i) the Company or the Buyer is the surviving corporation and (ii) Excluded Persons beneficially own,

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directly  or  indirectly,  more  than 66 2/3% of the  Company's  or the  Buyer's outstanding capital stock immediately after such merger or consolidation, the Company or the Buyer, as the case may be, consummates a merger, consolidation, liquidation or sale of all or substantially all of the Company's or the Buyer's assets. An "Excluded Person" shall mean TelePad or any wholly owned subsidiary of TelePad including the Buyer.

           "Valuation Date" means the earliest to occur of (a) the consummation by the Company or the Buyer of the Initial Public Offering; (b) the effective date of a Transfer of Control; (c) the third anniversary of the Closing Date, provided that the date set forth in this clause (c) may be extended in one-year increments by the LLC in its sole discretion (i) to the fourth anniversary of the Closing Date upon written notice thereof received by the Buyer during the 30-day period ending 180 days before the third anniversary of the Closing Date and, provided the first one-year extension has been elected, (ii) to the fifth anniversary of the Closing Date upon written notice thereof received by the Buyer during the 30-day period ending 180 days before the fourth anniversary of the Closing Date; (d) the effective date of the termination of William Hummel's employment (i) by the Company "without cause" (as defined in his employment agreement to be executed pursuant to Section 1.04(i)), or (ii) by Mr. Hummel due to (A) a change in his duties or title materially inconsistent with his position and status with the Company as of the Closing Date or (B) a reduction in the base salary or benefits to which he is entitled under such employment agreement, provided that the LLC delivers to TelePad written notice of its election to treat any such event as a Valuation Date hereunder within 10 days of such effective date; or (e) the date as of which designees or appointees of the LLC no longer comprise a majority of the Company's board of directors (the "Board") (other than as a result of the death or resignation of such designees or appointees where the LLC elects not to fill the vacancies created thereby), provided that the LLC delivers to TelePad written notice of its election to treat such event as a Valuation Date hereunder within 10 days of such date.

           "Value" means, as it applies to (a) the Company on a consolidated basis including the Investment Subsidiary, (b) the Company on a consolidated basis excluding the Investment Subsidiary, or (c) the Investment Subsidiary on a stand-alone basis (in each case, an "Entity"), one of the following amounts, as elected by the LLC pursuant to Section 1.01(d)(i), determined as of the Valuation Date:

                    (i) one-third of the sum of (x) the Entity's Trailing EBIDTA multiplied by five, (y) the Entity's Trailing Net Income multiplied by 13, and (z) the Entity's Net Worth multiplied by two (collectively, the "Internal Value"); or

                    (ii) an external valuation of the Entity resulting from the Initial Public Offering ("IPO Value"); or

                    (iii) an external valuation of the Entity resulting from a Transfer of Control ("Transfer of Control Value").

          (c) Calculation of Additional Consideration. The amount of the Additional Consideration shall be determined as follows:

                    (i) If TelePad has not yet made an investment in the Company pursuant to Section 7.02, the Additional Consideration shall equal the sum of (A) the amount, up to a maximum of $16 million, by which the Company Value exceeds the Initial Purchase Price and (B) the product (the "Back-End Amount") obtained by multiplying (i) .6154 times (ii) the amount, if any, by which the Company Value exceeds the sum of the Initial Purchase Price and $16 million.

                    (ii) If TelePad has made an investment in the Company pursuant to Section 7.02 (the "Investment Amount"), the Additional Consideration shall equal either of the following amounts, as elected by the LLC, in its sole discretion, in accordance with Section 7.02.

                              (A) the sum of (i) the amount,  up to a maximum of
                    $16 million, by which the Consolidated Value exceeds the sum of (x) the Initial Purchase Price and (y) the Investment Amount plus a return thereon equal to 25% compounded annually, and (ii) the product obtained by multiplying (x) .6154 times (y) the amount, if any, by which the Consolidated Value exceeds the sum of (1) the Initial Purchase Price, (2) $16 million and (3) the Investment Amount plus a return equal to 25% compounded annually; or


                              (B) (i) the sum of (x) the amount, up to a maximum
                    of $16 million, by which the Company Value exceeds the Initial Purchase Price, and (y) the Back-End Amount; plus

                                        (ii) the Subsidiary  Value multiplied by
                              a fraction, the numerator of which equals the amount, up to $16 million, by which the Subsidiary Value exceeds the Investment Amount, and the denominator of which equals the sum of the numerator, the Investment Amount and the Initial Purchase Price.

                                        (iii) Notwithstanding the foregoing,  if
                              the obligation to pay the Additional Consideration accrues pursuant to clause (d) or (e) under the definition of "Valuation Date", the amount of the Additional Consideration shall equal the amount which, if invested on the Valuation Date with an annual return of 8.5 percent compounded monthly, would equal $16 million as of the third anniversary of the Closing Date.

                                        (iv)  Examples  of the  manner  in which
                              Additional Consideration is calculated are set forth in Exhibit B hereto.

          (d) Preparation of the Valuation Statement.
              --------------------------------------

                    (i) Within 30 days after the Valuation  Date,  the LLC shall deliver a written notice to the Buyer setting forth which of the three methods set forth in Section 1.02(b) for determining Value is to be used in the determination of the amount of the Additional Consideration. Within 30 days of receiving such notice, the Buyer will prepare and deliver to the LLC a draft valuation statement (the "Draft Valuation Statement") setting forth the amount of the Additional Consideration, determined in accordance with Section 1.02(c)(i) or
          (ii), as applicable, including a detailed statement as to the manner in which such amount was determined.

                    (ii) If the LLC has any objections to the Draft Valuation Statement, it will deliver a reasonably detailed statement describing its objections to the Buyer within 30 days after receiving the Draft Valuation Statement. If the LLC does not so object within such period, such Draft Valuation Statement shall be deemed final and conclusive with respect to the determination of the Additional Consideration. If the LLC does object within such period, the Buyer and the LLC will use reasonable efforts to resolve such objections themselves before resorting to the dispute resolution procedures set forth in Section 1.03.

          (e) Purchase Right.

                    (i) If the Company receives written notice of a proposed bona fide Transfer of Control, the LLC may elect, by written notice to the Buyer (the "Purchase Notice") delivered within 10 days of the LLC's receipt of notice of such Transfer of Control, in lieu of receiving the Additional Consideration after the occurrence of the Transfer of Control, to purchase the Shares from the Buyer, prior to the earlier of the occurrence of the Transfer of Control or the disposition of such Shares in connection with such Transfer of Control, for an amount (the "Offer Amount") equal to the amount by which the Transfer of Control Value exceeds the Additional Consideration.

                    (ii) If the Additional Consideration is determined based upon the Valuation Date occurring on the third, fourth or fifth anniversary date of the Closing Date, as applicable, the LLC may elect, by written notice to the Buyer (the "Purchase Notice"), in lieu of receiving the Additional Consideration, to purchase the Shares from the Buyer on or before the Payment Date for an amount (the "Offer Amount") equal to the amount by which the Internal Value exceeds the Additional Consideration.

                    (iii) If the LLC elects to purchase the Shares from the Buyer pursuant to clause (i) or (ii) above, the Buyer may, within 10 days of its receipt of the Purchase Notice, deliver to the LLC an offer (the "Counterproposal") to pay to the LLC an amount (the "Counterproposal Amount") in excess of the Additional Consideration that would have been payable to the LLC absent such election (the "Original Amount"). Within 10 days of its receipt of the Counterproposal, the LLC shall deliver a written notice to the Buyer (a) accepting the Counterproposal, or (b) electing to purchase the Shares from the Buyer for a purchase price which exceeds the Offer Amount by an amount in excess of the difference between the Counterproposal Amount and the Original Amount. The failure of the LLC to timely deliver such notice shall be deemed to be an acceptance of the Counterproposal.

                    (iv) Payments by the Buyer to the LLC or by the LLC to the Buyer pursuant to this Section 1.02(e) shall be in cash by wire transfer or other delivery of immediately available funds.

                    (v) The rights set forth in this Section 1.02(e) shall expire upon the fixing of a Valuation Date as a result of the occurrence of the Initial Public Offering.

     1.03 Dispute Resolution.
          ------------------

          (a) If the parties do not obtain a final resolution within 30 days after the Buyer has received the statement of objections with respect to the Draft Adjustment Date Balance Sheet or the Draft Valuation Statement, as the case may be, the Buyer and the LLC will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Buyer and the LLC are unable to agree on the choice of an accounting firm, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The Buyer shall provide to the accounting firm access to all information and personnel reasonably relevant to the calculation in dispute. The parties shall not be bound by or restricted to the claims theretofore made or the positions theretofore asserted. The Buyer and the LLC shall each be free to assert such claims, take such positions and submit to the accounting firm such additional documentary or other evidence as such parties or party may desire (subject only to such rules of procedure or determinations of materiality and relevance as the accounting firm may make). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. The Buyer will revise the Draft Adjustment Date Balance Sheet or the Draft Valuation Statement as appropriate to reflect the resolution of any objections thereto pursuant to this Section 1.03(a). The "Adjustment Date Balance Sheet" shall mean the Draft Adjustment Date Balance Sheet together with any revisions thereto pursuant to this Section 1.03(a).

          (b) If the parties submit any unresolved objections to an accounting firm for resolution as provided in Section 1.03(a), the Buyer and the LLC will share responsibility for the fees and expenses of the accounting firm as follows:

                    (i) if the accounting firm resolves all of the unresolved objections in favor of the Buyer (the Consolidated Net Worth or Additional Consideration so determined is referred to herein as the "Low Value"), the LLC will be responsible for all of the fees and expenses of the accounting firm;

                    (ii) if the accounting firm resolves all of the unresolved objections in favor of the LLC (the Consolidated Net Worth or Additional Consideration so determined is referred to herein as the "High Value"), the Buyer will be responsible for all of the fees and expenses of the accounting firm; and

                    (iii) if the accounting firm resolves some of the unresolved objections in favor of the Buyer and the rest of the unresolved objections in favor of the LLC (the Consolidated Net Worth or Additional Consideration so determined is referred to herein as the "Actual Value"), the LLC will be responsible for that fraction of the fees and expenses of the accounting firm equal to (A) the difference between the High Value and the Actual Value over (B) the difference between the High Value and the Low Value, and the Buyer will be responsible for the remainder of the fees and expenses.

          (c) The Buyer will make the work papers and back-up materials used in preparing the Draft Adjustment Date Balance Sheet and the Draft Valuation Statement available to LLC and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (i) the preparation by the Buyer of the Draft Adjustment Date Balance Sheet or the Draft Valuation Statement, (ii) the review by the LLC of the Draft Adjustment Date Balance Sheet or the Draft Valuation Statement and (iii) the resolution by the parties of any objections thereto.

     1.04  Deliveries  by the LLC.  At the  Closing,  the LLC shall  deliver  to
           ---------------------
TelePad and the Buyer:

          (a) the certificates representing the Shares, duly endorsed in blank, or accompanied by stock powers duly executed in blank by the LLC, with all necessary transfer taxes and revenue stamps, acquired at the LLC's expense, affixed and cancelled;

          (b) all required consents, approvals and Permits (as defined in Section 2.26) listed in Sections 2.06 and 2.26 of the Disclosure Schedule, each in form and substance reasonably satisfactory to TelePad and the Buyer;

          (c) evidence of termination effective as of the Closing Date of the Stockholder Agreement dated as of July 25, 1996, as amended, by and among the Company and the Stockholders;

          (d) a release, executed by each of the Stockholders, the LLC and the Company, as agreed to in accordance with Section 5.07 (the "Release").

          (e) certificates from appropriate authorities, dated the most recent practicable date, as to the good standing and qualification to do business of each of the Company and the LLC in each jurisdiction where it is so qualified;

          (f) copies of (i) the Company's Articles of Incorporation certified by the State Corporation Commission of Virginia, (ii) the Company's Bylaws certified by the Company's Secretary and (iii) the LLC's Articles of
Organization and Operating Agreement certified by a duly authorized representative, in each case as in effect on the Closing Date;

          (g) a Stock Pledge, Assignment and Security Agreement, executed by the LLC, in the form of Exhibit C hereto (the "Pledge Agreement");

          (h) a tax sharing agreement between the Company and TelePad, executed by the Company, in a form satisfactory to the Company and Telepad;

          (i) an executed employment agreement between the Company and William Hummel, in a form satisfactory to TelePad and the LLC;

          (j) an assignment of the Company's life insurance policies on each of the Stockholders, executed by the Company, in a form satisfactory to the LLC;

          (k) executed amendments, if any, to existing employment agreements with the Stockholders other than William Hummel, as agreed to in accordance with
Section 5.07; and

          (l) all other documents specified in this Agreement, or otherwise agreed to by the parties to be delivered by the LLC on the date of this Agreement.

     1.05 Deliveries by TelePad and the Buyer.  At the Closing,  TelePad and the
          -----------------------------------
Buyer, as applicable, shall deliver to the LLC:

          (a) the executed Buyer Note;

          (b) the Pledge Agreement executed by TelePad and the Buyer in the form of Exhibit C hereto, along with the Buyer's Certificate representing the Shares and TelePad's certificate representing all of the issued and outstanding capital stock of the Buyer; and

          (c) certificates from appropriate authorities, dated the most recent practicable date, as to the good standing and qualification to do business of each of TelePad and the Buyer in each jurisdiction where it is so qualified;

          (d) or each of TelePad and the Buyer, copies of its (i) certificate of incorporation certified by the Secretary of State of the State of Delaware and
(ii) bylaws certified by its secretary, in each case as in effect on the Closing Date;

          (e) a tax sharing agreement between the Company and TelePad, executed by TelePad, in a form satisfactory to TelePad and the Company; and

          (f) all other documents specified in this Agreement, or otherwise agreed to by the parties, to be delivered by TelePad or the Buyer on the date of this Agreement.

     1.06  Further  Assurances.  From  time  to  time  after  the  date  of this
           -------------------
Agreement, each party hereto will, at the request of any other party but without further consideration, execute and deliver such other and further instruments of sale, assignment, transfer and conveyance and take such other and further action as such other party may reasonably request in order to carry out and implement the transactions contemplated herein.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND THE LLC

     The Company has delivered to TelePad and the Buyer prior to the execution of this Agreement, a disclosure schedule (the "Disclosure Schedule") containing information about the Company and identifying certain documents relating to the Company. The Company and the LLC, jointly and severally, represent and warrant to TelePad and the Buyer as follows:

     2.01 Capital Stock. The Company has an authorized capitalization consisting
          -------------
of 20,000 shares of capital stock, including 10,000 shares of common stock, $.10 par value, 3,295 of which are issued and outstanding, and 10,000 shares of preferred stock, $.10 par value, none of which are issued or outstanding. All of the Shares have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, transfer or otherwise dispose of any the Company's capital stock, other than as contemplated by this Agreement. Any equity securities of the Company which were issued and reacquired by the Company were so reacquired in compliance with all applicable laws and the Company has no outstanding obligation or liability with respect thereto. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any of the Company's capital stock.

     2.02  Investments.  Section 2.02 of the Disclosure  Schedule sets forth for
           -----------
each corporation with respect to which the Company or a subsidiary of the Company owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (individually, a "Subsidiary" and collectively, the "Subsidiaries") (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock, (iii)
the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. The Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to issue, sell, transfer or otherwise dispose of any capital stock of any of its Subsidiaries. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. None of the Company or its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, joint venture or other business association which is not a Subsidiary.

     2.03 Corporate Organization;  Etc. The Company and each of the Subsidiaries
          ----------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, as set forth in Section 2.03 of the Disclosure Schedule. The Company and each of the Subsidiaries has all requisite corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Company and each of the Subsidiaries is duly qualified or licensed to do business and is in good standing in the jurisdictions listed in Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in which the character or location of the properties owned or leased by the Company and each of the Subsidiaries or the nature of the business conducted by the Company and each of the Subsidiaries makes such qualification or licensing necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, operations or financial condition of the Company or any of its Subsidiaries or the ability of any of them to perform their respective obligations, if any, under this Agreement or under any other agreement required to be executed by them pursuant to this Agreement ("Material Adverse Effect"). Section 2.03 of the Disclosure Schedule correctly lists the current directors and executives of the Company and each of the Subsidiaries.

     2.04 Authorization; Etc. The Company has full corporate power and authority
          ------------------
to enter into this Agreement and to carry out the transactions contemplated hereby. The Company has taken all action required by law, its Articles of Incorporation (as amended) and Bylaws (as amended) or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of rights of creditors and other obligees generally and the scope of equitable remedies which may be available.

     2.05  Restrictive  Documents.  Except as set forth in  Section  2.05 of the
           ----------------------
Disclosure Schedule, neither the Company nor any of the Subsidiaries is subject to, or a party to, any charter, bylaw, mortgage, lien, lease, Permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects the business practices, operations or financial condition of the Company, the Subsidiaries or any of their assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Company with the terms, conditions and provisions hereof or the continued operation of the business of the Company or the Subsidiaries after the date hereof on substantially the same basis as heretofore operated or which would materially restrict the ability of the Company or any Subsidiary to acquire any property or conduct business in any area.

     2.06 Consents.  Section 2.06 of the Disclosure  Schedule contains a list of
          --------
all consents of any person necessary for the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local. All such consents have been obtained and evidence thereof has been provided to TelePad and the Buyer, except where the failure to obtain any consent or consents would not in the aggregate have a Material Adverse Effect.

     2.07  Books  and  Records.   The  minute  books  of  the  Company  and  the
           -------------------
Subsidiaries, as previously made available to TelePad and its representatives, contain (i) a true, correct and complete copy of the charter documents of the Company and the Subsidiaries, and (ii) materially accurate records of all meetings of, and corporate action taken by (including actions taken by written consent) the stockholders and the board of directors and all committees thereof of the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such Subsidiary.

     2.08 Bank Accounts and Powers of Attorney. Set forth in Section 2.08 of the
          ------------------------------------
Disclosure Schedule is an accurate and complete list showing (a) the name and address of each bank in which the Company and each of the Subsidiaries has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Company and each of the Subsidiaries and a summary statement of the terms thereto.

     2.09 Financial  Statements.  The Company has heretofore  furnished  TelePad
          ---------------------
with audited consolidated balance sheets of the Company and the Subsidiaries dated as of October 31, 1994, 1995 and 1996 and the related consolidated statements of earnings, statements of changes in stockholders' equity and statements of cash flows for the years then ended, all certified by Coopers & Lybrand (the Company's audited consolidated balance sheet as at October 31, 1996 is hereinafter referred to as the "Balance Sheet"). Such financial statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated. The Balance Sheet fairly presents in all material respects the financial condition of the Company and the Subsidiaries at the date thereof and, except as indicated therein, reflects, to the extent required by GAAP, all claims against and all debts and liabilities of the Company and the Subsidiaries, fixed or contingent, as at the date thereof and the related statements of earnings, statements of changes in stockholders' equity and statements of cash flows fairly present in all material respects the results of operations of the Company and the Subsidiaries and the changes in its financial position for the period indicated. Such other balance sheets fairly present in all material respects the financial condition of the Company and the Subsidiaries at the respective dates thereof and, except as indicated therein, reflect, to the extent required by GAAP, all claims against and all debts and liabilities of the Company and the Subsidiaries, fixed or contingent, as at the respective dates thereof, and the related statements of earnings, statements of changes in stockholders' equity and statements of cash flows fairly present in all material respects the results of operations of the Company and the Subsidiaries and the changes in financial position for the periods indicated. Since October 31, 1996 (the "Balance Sheet Date") there has been (x) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company or the Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and
(y) no change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company or the Subsidiaries except in the ordinary course of business or as contemplated by this Agreement; and to the Company's best knowledge, information and belief no fact or condition exists or is contemplated or threatened which might cause such a change. The total liabilities of the Company on a consolidated basis, as determined in accordance with GAAP applied on a consistent basis, do not exceed $15 million as of the date of this Agreement.

     2.10 Accounting Records; Internal Controls; Absence of Certain Payments.
          ------------------------------------------------------------------

          (a) Accounting Records. The Company has records that accurately and validly reflect in all material respects the transactions of the Company and the Subsidiaries, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity in all material respects with GAAP so as to maintain accountability for assets.

          (b) Data Processing; Access. Such records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     2.11 Title to  Properties;  Encumbrances.  Except for properties and assets
          -----------------------------------
reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company and each of the Subsidiaries has good, valid and marketable title to (a) all of its properties and assets (personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company and each of the Subsidiaries since the Balance Sheet Date, except where the failure to have such title would not in the aggregate have a Material Adverse Effect; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except as set forth in Section 2.11 of the Disclosure Schedule.

     2.12 Real Property.  Neither the Company nor any of the  Subsidiaries  owns
          -------------
or, except as set forth in Section 2.12 of the Disclosure Schedule, has ever owned any real property or any interest (other than leasehold interests) therein.

     2.13 Absence of Certain Changes.  Since the Balance Sheet Date, neither the
          --------------------------
Company nor any of the Subsidiaries has:

          (a) conducted its business other than in the usual and ordinary manner and in the ordinary course of business, including making all regularly scheduled payments and commitments (e.g., payroll, taxes, rent and lease payments) coming due through the Closing Date;

          (b) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

          (c) written down the value of any inventory;

          (d) waived any claims or rights of substantial value;

          (e) sold, transferred, or otherwise disposed of any its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

          (f) disposed of or disclosed to any person other than representatives of TelePad any trade secret, formula, process or know-how of the Company or the Subsidiary not theretofore a matter of public knowledge, the disclosure of which would have a material adverse affect on the business, operations, assets or financial condition of the Company;

          (g) granted any general increase in the compensation of its employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, other than in the ordinary course of business or pursuant to the terms of any existing compensation arrangement otherwise described in the Disclosure Schedule;

          (h) made any change in any method of accounting of accounting practice which would have a Material Adverse Effect; or

          (i) agreed, whether in writing or otherwise, to take any action described in this Section.

     2.14 Accounts Receivable. All accounts receivable, unbilled work in process
          -------------------
and other debts due or recorded in the records and books of account of the Company and the Subsidiaries as being due to either of the Company or any of the Subsidiaries as at the date of this Agreement and the Closing Date (less the amount of any provision or reserve therefor made in such records and books of account) were or will have been actually made in the ordinary course of business and will be good and collectible in full in the ordinary course of business and in any event no later than 60 days after the Closing Date; and none of such accounts receivable or other debts is, or will at the Closing Date be, subject to any counterclaim or set-off. The Company has delivered to TelePad a materially complete and accurate aging list of all receivables of the Company and the Subsidiaries.

     2.15  Leases.  Attached  as an exhibit to  Section  2.15 of the  Disclosure
           ------
Schedule are true, correct and complete copies of each equipment and real property lease to which the Company or any of the Subsidiaries is a party (the "Leases") and all modifications, amendments and notices relating thereto. The
Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; in each case, the Company or the Subsidiary has been in peaceable possession since the commencement of the Lease; there are no existing defaults by the Company or the Subsidiary or, to the Company's knowledge, the lessors thereunder; no event of default by the Company or any of the Subsidiaries has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default thereunder; neither the Company, the applicable Subsidiary nor, to the Company's knowledge, the lessor has violated any of the terms or conditions of any such lease in any material respect; no waiver, indulgence or postponement of the obligations of the Company or the Subsidiaries thereunder has been granted by the lessor; and the Company or the applicable Subsidiary has, or will have, paid, satisfied or discharged all its obligations under such leases through the Closing Date, including the payment of rent and operating expenses.

     2.16  Assets.  The  tangible  assets and  equipment  of the Company and the
           ------
Subsidiaries are as of the date of this Agreement, and will be as of the Closing Date, in good operating condition and repair and none of such assets or equipment is or will be at the Closing Date in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The assets listed in Section 2.16 of the Disclosure Schedule (the "Assets") constitute all of the assets and properties of the Company and the Subsidiaries and all of the assets and properties utilized in the business of the Company and the Subsidiaries as of January 27, 1997.

     2.17 Patents, Trademarks, Trade Names, Etc.
          --------------------------------------

     Neither the Company nor any of the Subsidiaries owns nor leases from any third party any patents, patent applications, trademarks, service marks, trade names or copyrights. To conduct its business as it is now being conducted, neither the Company nor any of the Subsidiaries requires ownership of any patent, copyright, trademark, service mark or trade name or rights to use any such property of any third party. Neither the Company nor any of the Subsidiaries has, nor has it been alleged to have, infringed upon any patent, trademark, trade name or copyright and there exists no basis for such an allegation except where such infringement would not have a Material Adverse Effect.

     2.18 Government Contracts and Proposals.
          ----------------------------------

          (a) For purposes of this Agreement, "Government Contracts" means with respect to any person, any contract, agreement, license and order between such person and the United States Government or any department, agency or instrumentality thereof or any state or local governmental agency or authority (the "Government"), and any subcontract at any tier held by such person under a prime government contract. Section 2.18 of the Disclosure Schedule sets forth a true, correct and complete list of (i) all Government Contracts to which the Company or any Subsidiary is a party, (ii) all pending written proposals for Government Contracts submitted by the Company or a Subsidiary (the "Proposals") and (iii) all written and material oral teaming arrangements and understandings between the Company or any Subsidiary and any third party with respect to any Proposal. Except as set forth in Section 2.18 of the Disclosure Schedule, with respect to the Government Contracts to which the Company or a Subsidiary is a party: (i) such Government Contracts constitute valid and binding obligations of the Company or the Subsidiary, as applicable, and to the Company's knowledge, the other party or parties thereto, enforceable in accordance with their terms;
(ii) the Company or the Subsidiary, as applicable, has made no materially incorrect representation or certification and provided no defective cost or pricing data in connection with the award of, and is in compliance in all material respects with the terms of, all Government Contracts to which it is a party and all laws, regulations and contract provisions applicable to the obtaining, formation, pricing, performance, billing, administration and other aspects of its Government Contracts, including compliance in all material respects with the Truth in Negotiations Act (as amended) and with all defective pricing, price reduction, or similar clauses contained or incorporated in its Government Contracts, and the Company or the Subsidiary, as applicable, is in compliance in all material respects with the False Claims Act (as amended), or any similar applicable statutes or regulations concerning false claims, false statements, defective pricing, misrepresentation or procurement integrity concerning any Government Contract; (iii) neither the Company nor the Subsidiary, as applicable, nor any other party has terminated, canceled or waived any material terms or condition of any  Government  Contract;
(iv) the cost accounting, estimating, property and procurement systems relating to the Government Contracts of the Company and the Subsidiaries are in compliance in all material respects with applicable laws, regulations and contract provisions, including applicable cost principles and applicable cost accounting standards; and (v) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not cause or result in any breach or default under any of the Government Contracts or cause any of the Government Contracts to become terminable or cause any Proposal to become ineligible for future consideration.

          (b) In addition to the  representations  and  warranties  set forth in
Section 2.14, (i) each billed account receivable represents a bona fide claim against the Government for sales, services performed, or other charges arising on or prior to the date hereof, and all the products delivered and services performed which gave rise to such accounts were delivered or performed in all material respects in accordance with applicable Government Contracts; and (ii) except as set forth in Section 2.18(b) of the Disclosure Schedule, all unbilled or unreserved amounts included in accounts receivable will, in the ordinary course of business as currently conducted and consistent with past practices, mature into and become billed accounts receivable in the same or greater amount.

          (c) Except as set forth in Section 2.18 of the Disclosure Schedule, none of such Government Contracts has a currently incurred or currently projected cost overrun or loss.

          (d) Except for "Permitted Liens" which for purposes of this Agreement shall mean liens securing obligations under the Company's existing line of credit with Crestar Bank and those liens made in accordance with the Assignment of Claims Act (as amended), 31 U.S.C. ss. 3727, and the Assignment of Contracts Act (as amended), 31 U.S.C. ss. 15, neither the Company nor a Subsidiary has assigned or otherwise conveyed or transferred, or agreed to assign, to any person, any Government Contracts to which it is a party, or any account receivable relating thereto, whether as a security interest or otherwise.

          (e) Since December 31, 1994, neither the Company nor a Subsidiary has received any notice or other communication in any form from the Government regarding its actual or threatened disqualification, suspension or debarment from contracting with the Government including without limitation any show cause notice or cure notice.

          (f) Except as set forth on Section 2.18 of the Disclosure Schedule, there is no: (i) to the Company's knowledge, pending or threatened investigation relating to any Government Contract, to which the Company or a Subsidiary is a party, (ii) existing or (to the Company's knowledge) threatened claim, cost disallowance, pricing adjustment or adverse audit finding relating to any Government Contract with which the Company or a Subsidiary is a party, (iii) termination for default or cure notice or show cause notice proposed or currently in effect, relating to any Government Contract to which the Company or a Subsidiary is a party, or (iv) proposed or (to the Company's knowledge) threatened termination for convenience of any Government Contract to which the Company or a Subsidiary is a party.

          (g) To the Company's knowledge, each Proposal is under active consideration by the office or agency to which it was submitted and has not been withdrawn or rejected.

     2.19 Other Contracts and Commitments.
          --------------------------------

          (a) Except as set forth in Section 2.18 or 2.19 of the Disclosure Schedule, or as contemplated by this Agreement or the agreements and instruments executed in connection herewith, neither the Company nor any of the Subsidiaries has or is bound by:

                    (i) any agreement, contract or commitment which involves or could involve in excess of $10,000 (or $5,000 if not entered into in the ordinary course of business) or which had an unexpired term in excess of five years;

                    (ii) any agreement, contract or instrument that grants a power of attorney, agency or similar authority to another person or entity (other than officers of the Company acting within the scope of their authority);

                    (iii) any loan or advance to, investment in, guaranty or other contingent liability in respect of any indebtedness or obligation of, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                    (iv) any agreement, contract or commitment relating to the employment of any person by the Company or any of the Subsidiaries, or any bonus, deferred compensation, pension, severance, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                    (v)    any    management    service,    consulting,    sales
          representative, distributor or similar type of contract;

                    (vi)  any   confidentiality,   non-disclosure   or   similar
          agreement;

                    (vii) any sales contracts, commitments or proposals which continue for a period of more than 12 months;

                    (viii) any agreement, contract or commitment which might reasonably be expected to have a Material Adverse Effect;

                    (ix) any agreement, contract or commitment limiting the freedom of the Company or any of the Subsidiaries to engage in any line of business or compete with any person or which restricts in any material respect the ability of the Company or any of the Subsidiaries to conduct its business in any manner or place;

                    (x) any contract or agreement that contains a right of first refusal; or

                    (xi) any contract or agreement requiring the Company or any of the Subsidiaries to buy or sell goods or services with respect to where there will be costs and expenses materially in excess of expected receipts.

          (b) Each contract, agreement and commitment listed in Section 2.19 of the Disclosure Schedule is valid and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Shares hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder by the Company or a Subsidiary or, to the Company's knowledge, by any other party thereto. The Company and any applicable Subsidiary have fully performed all of the terms or conditions of any contract or agreement set forth in Section 2.19 of the Disclosure Schedule (or required to be set forth in Section 2.19 of the Disclosure Schedule) in all material respects, and, to the Company's best knowledge, information and belief, all of the covenants to be performed by any other party thereto have been fully performed in all material respects. A true, correct, accurate and complete copy of each contract, agreement or commitment listed in Section 2.19 of the Disclosure Schedule has heretofore been delivered or made available to TelePad and the Buyer by the Company.

     2.20 Customers and Suppliers. Section 2.20 of the Disclosure Schedule lists
          -----------------------
the names of and describes all contracts with and the appropriate percentage of business attributable to the ten largest customers of and ten most significant suppliers of the Company's business on a consolidated basis at the date of this Agreement, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Company or any of the Subsidiaries with respect to which alternative sources of supply are not readily available on comparable terms and conditions. There has not been any material adverse change in the business relationship of the Company or any of the Subsidiaries with any material customer of, or supplier to, the Company or any of the Subsidiaries since the Balance Sheet Date.

     2.21 Labor Difficulties.  Except to the extent set forth in Section 2.21 of
          ------------------
the Disclosure Schedule, (a) each of the Company and the Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's knowledge, threatened against or affecting the Company or the Subsidiaries; (c) none of the employees of the Company or the Subsidiaries are covered by a collective bargaining agreement or are members of a union and no representation question exists respecting the employees of the Company or the Subsidiaries; (d) there exists no basis for the assessment of unpaid wages with respect to the employees of the Company or the Subsidiaries ; (e) neither the Company nor any of the Subsidiaries has experienced any other labor problems; and (f) there has not been, and to the Company's knowledge, there will not be, any material adverse change in relations with the employees of the Company or the Subsidiaries as a result of any announcement of the transactions contemplated by this Agreement.

     2.22 Personnel.  Section 2.22 of the Disclosure  Schedule sets forth, as of
          ---------
the date hereof, a true and complete list of:

          (a) the name and current salary of all salaried employees of the Company and the Subsidiaries;

          (b) the name and wage rate of all hourly employees of the Company and the Subsidiaries;

          (c) the name and compensation arrangements of any other employees or consultants of the Company and the Subsidiaries not listed in the Disclosure Schedule pursuant to paragraph (a) or (b) above; and

          (d) the name and employment status of each employee of the Company or the Subsidiaries currently on long-term or short-term disability, workers' compensation, sick leave, personal leave, military leave or any similar leave arrangement.

     2.23 Employee Benefit Plans.
          ----------------------

          (a)  List of  Plans.  Set  forth  in  Section  2.23 of the  Disclosure
Schedule is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company or any of the Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.23, all employers (whether or not incorporated) which by reason of common control are treated together with the Company as a single employer within the meaning of
Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") since September 2, 1974. None of the Employee Benefit Plans is, or has ever been, subject to Title IV of ERISA or Part 3 of Title I of ERISA.

          (b) Status of Plans. Neither the Company nor any of the Subsidiaries maintains or contributes on behalf of the employees of the Company or the Subsidiaries to any Employee Benefit Plan subject to ERISA which is not, or in the past has not been, in substantial compliance with ERISA.

     Neither the Company nor any of the Subsidiaries maintains any Employee Benefit Plan which is a "Group Health Plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and neither the Company nor any of the Subsidiaries is subject to any liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Neither the Company nor the Subsidiaries maintains any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities. Neither the Company nor any of the Subsidiaries maintains any Employee Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) nor has the Company or any of the Subsidiaries provided any benefit in Section 4976(b) of the Code) for which an excise tax would be imposed. Subject to compliance with applicable law, to the Company's knowledge, except as set forth in Section
2.23 of the Disclosure Schedule, no condition exists which would prevent the Buyer from amending on a prospective basis or terminating any Employee Welfare Benefit Plan providing health or medical benefits in respect of any active or former employee of the Company or any of the Subsidiaries (excluding with respect to pre-existing medical conditions).

          (c) Contributions. Full payment has been made of all amounts which the Company or any of the Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of the Subsidiaries is a party to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Each of the Company and the Subsidiaries has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plans and each such plan as is represented and has not been increased subsequent to the date as of which documents have been provided.

          (d) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the Company's knowledge, nothing has occurred since the date of the last such determination which resulted in or is likely to result in the revocation of such determination.

          (e) Compliance With Tax Reform Act of 1986. Each of the Company and the Subsidiaries has either adopted on a timely basis all amendments to Employee Benefit Plans which are required by the Tax Reform Act of 1986 so as to avoid discrimination in participation or benefits in favor of the highly compensated employees or has complied with the requirements for obtaining "anti-cutback" relief provided under Internal Revenue Service Notice 88-131 and the subsequent Internal Revenue Service pronouncements covering the subject matter of Notice 88- 131 by adopting appropriate amendments to such Employee Benefit Plans.

          (f) Transactions. Except as set forth in Section 2.23 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor has any of its directors, officers or, to the Company's knowledge, employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such a claim.

          (g) Triggering Events. The execution of, and consummation of the transactions contemplated by, this Agreement do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of the Subsidiaries.

          (h) Other Plans. Neither the Company nor any of the Subsidiaries presently maintains on behalf of its employees any employee benefit plan or any other foreign pension, welfare or retirement benefit plans other than those listed in Section 2.23 of the Disclosure Schedule. Any foreign pension, welfare or retirement benefit plan listed in Section 2.23 of the Disclosure Schedule is in substantial compliance with applicable law.

          (i) Documents. The Company has delivered or caused to be delivered to TelePad and the Buyer and their counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401(a) or tax-exempt under Section 501(a) of the Code and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

          (j) Terminated Plan. Pursuant to the ESOP Stock Redemption Agreement (the "Redemption Agreement") dated October 29, 1996 between the Company and Citizens Bank of Maryland, in its capacity as trustee of the Federal Computer Corporation Employee Stock Ownership Trust (the "Trust"), established pursuant to the Federal Computer Corporation Employee Stock Ownership Plan (the "Plan"),
(i) as of October 29, 1996, all of the 3,824 shares of the Company's convertible preferred stock were redeemed from the Trust, and (ii) as of October 29, 1996 the Plan ceased to be an employee stock ownership plan as defined under ERISA and the Code and became a profit sharing plan (the "Profit Sharing Plan") as described in the Code. The Company has paid and satisfied all of its liabilities and obligations under the Redemption Agreement, the Plan and the Profit Sharing Plan. The redemption of such convertible preferred stock qualified for the exemption described in Section 408(e) of ERISA and Section 4975(d)(3) of the Code, and the Plan pursuant to which the Trust was established has continued to be qualified under Section 401(a) of the Code.

     2.24  Litigation.  Except as set forth in  Section  2.24 of the  Disclosure
           ----------
Schedule, there is no action, suit, inquiry, proceeding or, to the Company's knowledge, investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Company's knowledge, threatened against or involving the Company or any of the Subsidiaries which, if adversely determined, would in the aggregate have a Material Adverse Effect, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; nor, to the Company's knowledge, is there any valid basis for any such action, proceeding or investigation. Neither the Company nor any of the Subsidiaries is in default under or in violation of, nor, to the Company's knowledge, is there any valid basis for any claim of default under or violation of, any contract, commitment, indebtedness or restriction to which it is a party or by which it is bound except for violations or defaults which in the aggregate would not have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.24 of the Disclosure Schedule, there is no matter as to which the Company or any of the Subsidiaries has received any notice, claim or assertion, or, to the best knowledge, information and belief of the Company, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, agent or representative of the Company or any of the Subsidiaries or any other person, nor to the Company's knowledge is there any reasonable basis therefor, in connection with which any such person has or may reasonably be expected to have any right to be indemnified by the Company or any of the Subsidiaries.

     2.25  Compliance  with Law. The business  and the other  operations  of the
           --------------------
Company and the Subsidiaries have been conducted in accordance with all applicable laws, regulations, rules and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company and the Subsidiaries, the non-compliance with which in the aggregate would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notification of any asserted present or past failure by the Company or the Subsidiaries to comply with such laws, rules or regulations.

     2.26 Permits.  Each of the Company and the  Subsidiaries  hold all permits,
          -------
licenses, accreditations, approvals and authorization ("Permits") that are required by any governmental entity to permit it to conduct its business as now conducted except where the failure to hold any such permit would not in the aggregate have a Material Adverse Effect, and all such Permits are valid, in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement, except where the failure to be in full force and effect would not in the aggregate have a Material Adverse Effect. To the Company's knowledge, no suspension, cancellation or termination of any of such Permits is threatened or imminent which suspension, cancellation or termination could reasonably be expected to have a Material Adverse Effect.

     2.27 Dividends and Other Distributions. Except as set forth in Section 2.27
          ---------------------------------
of the Disclosure Schedule, there has been no dividend or other distribution of assets by the Company or any of the Subsidiaries whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of the Stockholders or the LLC subsequent to the Balance Sheet Date.

     2.28  Undisclosed   Liabilities.   Neither  the  Company  nor  any  of  the
           -------------------------
Subsidiaries has any outstanding claims, liabilities or indebtedness of any nature, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, probable of assertion or not, except liabilities (i) set forth in the Balance Sheet or referred to in the footnotes thereto, (ii) incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company or any of the Subsidiaries, or (iii) set forth in Section 2.28 of the Disclosure Schedule.

     2.29 Taxes. Each of the Company and the Subsidiaries has filed or caused to
          -----
be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company or the Subsidiaries. Such returns and reports, including amendments to date have been prepared in good faith and reflect completely and accurately in all material respects all liability for taxes of the Company or the Subsidiaries for the periods covered thereby, whether or not due and payable and whether or not disputed. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or the Subsidiaries have been fully paid or adequately disclosed and fully provided for in the Company's books and financial statements. The federal income tax liability of the Company and the Subsidiaries has been finally determined for all fiscal years to and including the fiscal year ended October 31, 1995. To the Company's knowledge, no examination of any tax return of the Company or any of the Subsidiaries is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company or any of the Subsidiaries.

     2.30 Insurance.  Set forth in Section 2.30 of the Disclosure  Schedule is a
          ---------
complete list of insurance policies which the Company or any of the Subsidiaries maintains with respect to its business, operations, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Company or any of the Subsidiaries and its property and assets are normally exposed in the operation of its business. To the Company's knowledge, since January 1, 1997, there has not been any material adverse change in the relationship of the Company or any of the Subsidiaries with its insurers or in the premiums payable pursuant to such policies.

     2.31  Environmental  Laws and  Regulations.  Section 2.31 of the Disclosure
           ------------------------------------
Schedule contains information relating to the following items:

          (a) the nature and quantities of any Hazardous Materials (as defined below) generated, transported or disposed of by the Company or any of the Subsidiaries during the past three years (other than raw material awaiting manufacturing, work-in-process or finished goods and through the sale of products in the ordinary course of business), together with a description of the location of each such activity; and

          (b) a summary of the nature and quantities of any Hazardous Materials that have been disposed of or found at any site or facility owned or operated presently or at any previous time by the Company or any of the Subsidiaries (other than raw material awaiting manufacturing, work-in-process or finished goods and through the sale of products in the ordinary course of business).

     Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge or disposal of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed in
Section 2.31 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has been alleged to be in violation of, nor has it been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. Except as disclosed in
Section 2.31 of the Disclosure Schedule, there are no facts or circumstances which could reasonably be expected to form the basis for the assertion of any Claim (as defined below) against the Company or any of the Subsidiaries relating to environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which might have a Material Adverse Effect.

     For purposes of this Section 2.31, the following terms shall have the following meanings:

          (a) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss.9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA") and (iii) any similar federal, state or local environmental statute; and

          (b) "Claim" shall mean any and all claims, demands, causes of action, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company or any of the Subsidiaries.

     2.32  Absence of Certain  Payments.  In  connection  with the  business and
           ----------------------------
operations of the Company and the Subsidiaries, neither the Company, the Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of the Subsidiaries has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. With respect to the business and operations of the Company and the Subsidiaries, neither the Company, the Subsidiaries nor any director, officer, or, to the Company's knowledge, agent, employee or other person acting on their behalf, has accepted or received any unlawful contributions, payments, gifts or expenditures.

     2.33  Insider  Interests.  Except  as set  forth  in  Section  2.33  of the
           ------------------
Disclosure Schedule, no officer or employee of the Company or any of the Subsidiaries has any material interest in any property, real or personal, tangible or intangible of the Company or any of the Subsidiaries, is indebted or otherwise obligated to the Company or any of the Subsidiaries, has any contractual relationship with the Company or any of the Subsidiaries or, to the Company's knowledge, is an officer, director, employee or consultant of a competitor of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. Except as set forth in Section 2.33 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or become due from the Company or the Subsidiaries or the successor or assign of any thereof to any person.

     2.34 Brokers and Finders.  Neither the Company, the Subsidiaries nor any of
          -------------------
their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     2.35  Product or Service  Liability.  There is no  action,  suit,  inquiry,
           -----------------------------
proceeding or, to the Company's knowledge, investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries relating to any services alleged to have been performed by the Company or any of the Subsidiaries and alleged to have been defective or improperly rendered, or any products delivered or sold by the Company or any of the Subsidiaries which are alleged to be defective, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     2.36  Governmental  Interaction.  Section 2.36 of the  Disclosure  Schedule
           -------------------------
lists  all  governmental  reviews,  audits,  and,  to the  Company's  knowledge, investigations, whether pending or completed or, to the Company's knowledge, threatened, within the three year period preceding the date of this Agreement, relating to the business or operations of the Company or any of the Subsidiaries.

     2.37 Security  Matters.  The Company and the Subsidiaries are in compliance
          -----------------
in all material respects with all security and related requirements on its classified contracts. Section 2.37 of the Disclosure Schedule describes the status and findings of all security compliance inspections completed within the past two years and all on-going security investigations or inquiries known to the Company relating to the Company and the Subsidiaries and any of their directors, officers or employees. Section 2.37 of the Disclosure Schedule also describes all security problems, incidents or occurrences known to the Company occurring within the past two years which involve non-compliance by the Company, the Subsidiaries or their directors, officers or employees with applicable security requirements.

     2.38 Government Furnished Property.  Any property or equipment furnished to
          -----------------------------
the Company or any of the Subsidiaries prior to the date of this Agreement by the United States Government or any other customer that has not been returned to such customer is properly accounted for and in the possession of the Company or such Subsidiary. Any such property is in good operating condition and state of repair, ordinary wear and tear excluded.

     2.39 Estimates. All documents,  schedules and other information provided by
          ---------
the Company or its authorized agents to TelePad or the Buyer relating to the Company or the Subsidiaries, including estimates to complete and cash flow for the active contracts of the Company or the Subsidiaries, represent the Company's best estimates of the results reasonably expected to occur and represent a good faith assessment of projected future results.

     2.40  Disclosure.  None of this Agreement,  the Financial  Statements,  any
           ----------
Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company, LLC or the Stockholders in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact, or omits any statement of material fact necessary in order to make the statements contained herein or therein not misleading.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                         THE LLC RELATING TO THE SHARES

     The LLC represents and warrants to TelePad and the Buyer with respect to the Shares, as follows:

     3.01 Ownership. Each Stockholder was the record and beneficial owner of the
          ---------
number of Shares set forth in Section 3.01 of the Disclosure Schedule on the date they were transferred to the LLC as contemplated by this Agreement. As of the date of this Agreement, the LLC is the sole record and beneficial owner of the Shares.

     3.02 Title.  On the date of this  Agreement the LLC has, and on the Closing
          -----
Date the LLC will have, good and marketable title to the Shares free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances, other than restrictions of a general nature arising under federal and state securities laws, or as a result of the transactions contemplated by or related to this Agreement.

     3.03 Right to Transfer.  On the date of this  Agreement the LLC has, and on
          -----------------
the Closing Date the LLC will have, full legal right and power to transfer and deliver to the Buyer the Shares pursuant to Section 1.01, and the Buyer will receive good and marketable title thereto, free and clear of all adverse claims, options, liens, security interests, restrictions and other encumbrances, other than restrictions of a general nature arising under federal and state securities laws, or as a result of the transactions contemplated by or related to this Agreement.

     3.04 All Shares. On the date of this Agreement and on the Closing Date, the
          ----------
Shares represent and will represent the LLC's entire ownership interest in the Company's capital stock and the LLC has and will have no other options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase by the LLC of any of the Company's capital stock, other than rights arising under this Agreement or any agreement or instrument contemplated hereby.

     3.05 Binding  Agreement.  The LLC is duly  organized  and validly  existing
          ------------------
under the laws of the Commonwealth of Virginia. The Stockholders own all of the interests in the LLC. The LLC has the requisite power and authority to execute, deliver and perform this Agreement and the Release. This Agreement and the Release have been duly and validly authorized by the LLC and its members, as applicable. The LLC has duly executed and delivered this Agreement and the Release, and this Agreement and the Release are valid and binding obligations of the LLC enforceable against the LLC in according with their terms, except to the extent that enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of rights of creditors and other obligees generally and the scope of equitable remedies which may be available.

     3.06  Conflicts.  The LLC is not subject  to, or a party to, any  mortgage,
           ---------
lien, lease, Permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement or compliance by the LLC with the terms, conditions and provisions hereof. No consent of any person which has not been obtained is necessary for the consummation of the transactions contemplated hereby by the LLC.

     3.07 Investment.  The LLC (a) understands that the Buyer Note has not been,
          ----------
and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning TelePad and the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (f) is an accredited investor as defined in Regulation D under the Securities Act.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                              TELEPAD AND THE BUYER

     Each of TelePad and the Buyer, jointly and severally, represents and warrants to the Company and the LLC as follows:

     4.01  Corporate  Organization;  Etc.  Each of  TelePad  and the  Buyer is a
           -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TelePad owns all of the Buyer's issued and outstanding capital stock.

     4.02  Authorization;  Etc. Each of TelePad and the Buyer has full corporate
           -------------------
power and authority to enter into each of this Agreement, the Stock Pledge Agreement and the Buyer Note, as applicable, and to carry out the transactions contemplated hereby and thereby. Each of TelePad and the Buyer has taken all action required by law, its Certificate of Incorporation and By-Laws or otherwise to authorize the execution and delivery of each of this Agreement, the Stock Pledge Agreement and the Buyer Note, as applicable, and the transactions contemplated hereby and thereby, and each of this Agreement, the Stock Pledge Agreement and the Buyer Note, as applicable, is a valid and binding agreement of TelePad and the Buyer enforceable against TelePad and the Buyer, as applicable, in accordance with its terms, except to the extent that enforcement may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of rights of creditors or other obligees generally and the scope of equitable remedies which may be available.

     4.03 No Violation.  Neither the  execution and delivery of this  Agreement,
          ------------
the Stock Pledge Agreement, the Buyer Note, or any other agreement or instrument contemplated hereby, as applicable, nor the consummation of the transactions contemplated hereby or thereby will violate any provisions of the Certificate of Incorporation (as amended) or By-Laws (as amended) of TelePad or the Buyer or violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which TelePad or the Buyer is a party or by which TelePad or the Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     4.04  Brokers  and  Finders.  Neither  TelePad,  the Buyer nor any of their
           ---------------------
respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

     4.05 SEC Filings.  TelePad has delivered to the LLC TelePad's annual report
          -----------
on Form 10-KSB for the year ended December 31, 1995, its quarterly report on Form 10-QSB for the period ended September 30, 1996 and its registration statement on Form S-3, filed November 27, 1996, as amended. As of their respective dates, such reports and statement (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of TelePad included or incorporated by reference in such reports have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and fairly present in all material respects the assets, liabilities and financial position of TelePad as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     4.06 Absence of Certain  Changes or Events.  Except as contemplated by this
          -------------------------------------
Agreement, or reflected in any financial statement or note thereto referred to in Section 4.05, since September 30, 1996 there has not been (a) any material adverse change in TelePad's business, assets, operations or financial condition;
(b) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect upon TelePad's properties or business; (c) any entry by TelePad into any commitment or transaction material to TelePad, which is not in the ordinary course of business; or (d) any change by TelePad in accounting principles or methods except insofar as may be required by a change in GAAP.

     4.07 Litigation.  There is no action, suit, inquiry,  proceeding or, to the
          ----------
knowledge of TelePad or the Buyer, investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of TelePad or the Buyer, threatened which, if adversely determined, would have a material adverse effect on the business, assets, operations or financial condition of TelePad or the Buyer or on the ability of either of them to perform its obligations under this Agreement or under any other agreement required to be executed by it pursuant to this Agreement.

     4.08 Solvency.  Neither TelePad nor the Buyer will be rendered insolvent as
          --------
a result of the purchase of the Shares pursuant to this Agreement.

     4.09  Assets.  The  Buyer has no assets or  liabilities  other  than  those
           ------
created or incurred in connection with the execution and consummation of this Agreement.

     4.10 Information  Received.  Section 2.19 of the Disclosure  Schedule is an
          ---------------------
accurate and complete list of the contracts, agreements or commitments received by the Buyer and TelePad from the Company.


                                    ARTICLE V

                      PRE-CLOSING COVENANTS AND AGREEMENTS

     5.01  Conduct of  Company's  Business.  The Company and the LLC agree that,
           -------------------------------
from and after the date hereof through the Closing Date or the earlier termination of this Agreement:

          (a) The business and operations of the Company and the Subsidiaries will be conducted only in the ordinary course in all material respects. The Company will use its reasonable efforts to preserve and maintain the business and properties of the Company and the Subsidiaries intact, keep available the services of their employees, and preserve for TelePad and the Buyer the relationships of the Company and the Subsidiaries with its employees, suppliers, customers, sales representatives and others having business relations with them. Notwithstanding the foregoing, the Company may, prior to the Closing, transfer all of the capital stock or assets of its subsidiary, United World Communications, Inc., to the Stockholders or any other entity.

          (b) Except (i) as may be required by existing contracts or applicable law, (ii) for such obligations as will be satisfied in full on or prior to the Closing Date, and (iii) increases not exceeding ten percent per annum to employees made in the ordinary course of business, the Company will not increase, or obligate itself to increase, the compensation payable or to become payable by the Company to any of the directors, officers or employees of the Company or the Subsidiaries or incur any additional obligations with respect to any such directors, officers or employees or take any action with respect to the grant or increase of severance or termination pay payable after the Closing Date or institute an increase in or otherwise amend any deferred compensation, insurance, retirement, medical, disability, welfare or other employee benefit plan, agreement, trust or fund. Notwithstanding the foregoing, the Company shall be entitled to hire employees in the ordinary course of business.

          (c) The Company will furnish to the Buyer when they become available interim unaudited consolidated financial statements of the Company for periods ending after October 31, 1996.

          (d) Neither the LLC nor any affiliate of the LLC will enter into any material transaction with the Company or any Subsidiary, except as otherwise contemplated hereby.

          (e) The Company will maintain its books and records in all material respects in accordance with prior practice.

          (f) The Company will comply in all material respects with all laws, rules and regulations applicable to it and it will cause the Subsidiaries to do so.

          (g) The Company will provide to the Buyer, promptly upon receipt thereof, a copy of any notice from any governmental authority of the revocation, suspension, violation, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under (or that such authority may in the future, as the result of failure to comply with laws or regulations or for any other reason, revoke, suspend, or limit the rights under) any Permit held by the Company or any Subsidiary.

          (h) The Company will notify the Buyer promptly after learning of the institution or threat of any action against the Company or any Subsidiary in any court, or any action against the Company or any Subsidiary before any other government authority, and notify the Buyer promptly upon receipt of any administrative or court order relating to any of the assets or business of the Company or any Subsidiary.

          (i) The Company will not issue any capital stock or any warrants, options or other rights to acquire capital stock or securities convertible into or exercisable or exchangeable for any the Company capital stock, nor will the Company authorize or agree to do any of the foregoing or cause any Subsidiary to do any of the foregoing with respect to such Subsidiary's capital stock.

          (j) The LLC shall not sell, pledge, assign, transfer or otherwise dispose of or encumber any of the Company capital stock, nor grant any right to vote or acquire any of the Company capital stock.

          (k) The Company will not enter into any transaction or take any action which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (l) One time prior to the Closing Date, within five days after receipt of a written request from TelePad and the Buyer, the Company and the LLC will update their representations and warranties set forth in Article II and III hereof as if such representations and warranties were made as of the date of such update.

     5.02 Conduct of TelePad's and the Buyer's Business.  TelePad and the Buyer,
          ---------------------------------------------
as applicable, agree that, from and after the date hereof through the Closing or the earlier termination of this Agreement:

          (a) TelePad's business and operations will be conducted only in the ordinary course in all material respects. TelePad will use its reasonable efforts to preserve and maintain its business and properties intact, keep available the services of its employees, and preserve the relationships of TelePad with its employees, suppliers, customers, sales representatives and others having business relations with it.

          (b) TelePad will furnish to the Company all of the reports TelePad files with the Securities and Exchange Commission or otherwise distributes publicly after the date hereof.

          (c) TelePad will maintain its books and records in all material respects in accordance with prior practice.

          (d) Each of TelePad and the Buyer will comply in all material respects with all laws, rules and regulations applicable to it.

          (e) TelePad will provide to the Company, promptly upon receipt thereof, a copy of any notice from any governmental authority of the revocation, suspension, violation, or limitation of the rights under, or of any proceeding for the revocation, suspension, or limitation of the rights under (or that such authority may in the future, as the result of failure to comply with laws or regulations or for any other reason, revoke, suspend, or limit the rights under) any license or Permit held by TelePad or the Buyer.

          (f) TelePad will notify the Company promptly after learning of the institution or threat of any action against TelePad or the Buyer in any court, or any action against TelePad or the Buyer before any other government authority, and notify the Company promptly upon receipt of any administrative or court order relating to any of its assets or business.

          (g) TelePad will not enter into any transaction or take any action which individually or in the aggregate could reasonably be expected to have a material adverse effect on TelePad or the Buyer or the consummation of the transactions contemplated hereby.

          (h) TelePad and the Buyer will update their representations and warranties set forth in Article IV at the same time as, and as of the same date as, the update to be provided by the Company and the LLC pursuant to Section 5.01(l).

          (i) The Buyer will not acquire assets, incur any liability or conduct any business except as contemplated by this Agreement.

     5.03 Inspections and Confidentiality.
          --------------------------------

          (a) Except as may unreasonably interfere with the conduct of or otherwise jeopardize business of the Company or TelePad, as the case may be, TelePad, the Company and their respective representatives will have the right at reasonable times, and upon reasonable prior notice, to examine assets, business and records of the Company and TelePad, respectively, and to interview the employees, agents and representatives of the Company and TelePad, respectively, concerning the operations, business, assets, financial condition and prospects of such corporation, as may be reasonably requested by the respective party.

          (b) In connection with the transactions contemplated by this Agreement, the Company and the LLC will furnish to TelePad and the Buyer and TelePad and the Buyer will furnish to the Company and the LLC certain information regarding their respective businesses. All information furnished hereunder to TelePad and the Buyer or to the Company and the LLC or their respective directors, officers, employees, agents or representatives, including attorneys, accountants, consultants and financial advisors (collectively "representatives") and all analyses, compilations, data, studies or other documents prepared by any party hereto or its respective representatives containing, or based in whole or in part on, any such information are hereinafter collectively referred to as the "Information." For all purposes hereof, however, the term "Information" shall not include (i) information that is or becomes lawfully available to the public other than as a result of disclosure by any party hereto in breach of this Agreement; (ii) information that is or becomes available to any party hereto or their representatives on a nonconfidential basis; and (iii) information that has been furnished prior to the date hereof on a nonconfidential basis to TelePad or the Buyer by the Company or the LLC, or its representatives or to the Company or the LLC by TelePad or its representatives.

          (c) (i) The Information will be kept confidential and will not, without prior written consent of the party hereto which provided the Information hereunder, be disclosed by the party to which the Information was provided or their representatives.

               (ii) Subject to the provisions of Section 5.04 hereof, no party hereto will disclose to any other person or entity the terms, conditions or other facts with respect to the transactions contemplated by this Agreement, including the status thereof, except such disclosure as has been previously approved and as may be required by law, as reasonably determined by the applicable party based on the advice of counsel.

          (d) If this Agreement is terminated or expires, TelePad and the Buyer shall, as requested by the Company or the LLC, return or destroy the Information provided to it by the Company and the LLC, and the Company and the LLC shall, as requested by TelePad, return or destroy the Information provided to them by TelePad.

          (e) If any party hereto or any of representatives of any party hereto is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of the Information relating to a party other than itself, such other party will be provided with prompt written notice so that it may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, or if the party that provided the Information waives compliance with the provisions of this Agreement, the person who has been the subject of such request or legal compulsion will furnish only that portion of the Information which is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Notwithstanding anything herein to the contrary, each party hereto shall be free to disclose any Information during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement.

     5.04 Announcements and Federal Securities Law Matters.
          ------------------------------------------------

          (a) Each party hereto and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to the existence of this Agreement and the transactions contemplated by this Agreement at all times prior to the public announcement of the execution and delivery of this Agreement, except that it is understood that TelePad will, after consulting with the Company, release a press statement announcing the existence of this Agreement and the transactions contemplated by this Agreement and file with the Securities and Exchange Commission a report including disclosure of this Agreement and the transactions contemplated by this Agreement and a copy hereof as an exhibit. The provisions of this Section 5.04 will be subject to each party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation; and in this regard, the Company and the LLC understand that TelePad is a publicly held corporation and as a result has disclosure obligations under federal and state securities laws.

          (b) The Company and the LLC (i) acknowledge that they are and their representatives to whom Information will be provided hereunder by TelePad will be (A) aware that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company (whether debt or equity securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (B) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (ii) agree that neither the Company nor the LLC will use, cause any third party to use and permit its representatives to use, any such Information in contravention of such Act or any such rules and regulations, including Rule 10b-5.

     5.05  Notification of Certain  Matters.  The Company and the LLC shall give
           --------------------------------
prompt notice to TelePad and the Buyer, and TelePad and the Buyer shall give prompt notice to the Company and the LLC, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement and made by such party to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of TelePad, the Buyer, the Company or the LLC, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

     5.06 Permits and Approvals.
          ---------------------

          (a) TelePad, the Buyer, the Company and the LLC each agree to cooperate and use their best efforts to obtain (and will immediately prepare all filings, applications, requests and notices preliminary to) all approvals and permits that may be necessary or which may be reasonably requested by any such party to consummate the transactions contemplated by this Agreement.

          (b) To the extent that the approval of a third party with respect to any contract is required in connection with the transactions contemplated by this Agreement, the Company and the LLC shall use its best efforts to obtain such approval prior to the Closing Date and if any such approval is not obtained, the Company and the LLC shall cooperate with TelePad and the Buyer to ensure that TelePad and the Buyer obtain the benefits of each such contract.

     5.07  Additional  Agreements.  The parties  agree to finalize the following
           ----------------------
documents no later than February 26, 1997: (i) an employment agreement between the Company and William Hummel; (ii) amendments to existing employment agreements with the other Stockholders; (iii) an assignment from the Company to the Stockholders or the LLC of certain life insurance policies; and (iv) a release, which shall include, inter alia, a release by the Company of claims with respect to the period after the Closing Date against the Stockholders based upon their status as former stockholders of the Company.


                                   ARTICLE VI

                         SURVIVAL OF REPRESENTATIONS AND
                           WARRANTIES; INDEMNIFICATION

     6.01 Survival of  Representations.  Except for actions based upon (a) fraud
          ----------------------------
or (b) a breach of  representations  and  warranties  contained in Section 2.23,
2.29 or 2.31 (each of which shall continue in full force and effect without limitation until expiration of the applicable statute of limitations), and except for those covenants and agreements which, by their terms, expressly survive for a different period, all representations, warranties, covenants and agreements of the parties contained in this Agreement or expressly incorporated herein by reference shall survive the Closing Date and any investigation made by or on behalf of any party hereto for a period of 18 months after the Closing Date. Claims relating to fraud or breaches of such representations, warranties, covenants and agreements occurring prior to the expiration of the applicable survival period may be asserted up to 30 days after the expiration of such survival period.

     6.02 Statements as Representations. All statements contained herein, in the
          -----------------------------
Disclosure Schedule or in any certificate or other document delivered pursuant to this Agreement, shall be deemed representations and warranties within the meaning of Section 5.01 hereof.

     6.03 Indemnification Provisions for Benefit of TelePad and the Buyer.
          ---------------------------------------------------------------

          (a) If the Company or the LLC (the "Seller Parties") breaches (or in the event any third party alleges facts that, if true, would mean any of such parties has breached) any of their representations, warranties and covenants contained herein, then each of the Seller Parties, jointly and severally, agrees to indemnify TelePad and the Buyer from and against the entirety of any Adverse Consequences (as defined below) TelePad and the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

          (b) Each of the Seller Parties, jointly and severally, agrees to indemnify TelePad and the Buyer from and against the entirety of any Adverse Consequences TelePad and the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the Company and the Subsidiaries for any taxes of the Company and the Subsidiaries with respect to any tax year or portion thereof ending on or before the Closing Date (or for any tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date), to the extent such taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Adjustment Date Balance Sheet.

          (c) Each of the Seller Parties, jointly and severally, agrees to indemnify TelePad and the Buyer from and against the entirety of any Adverse Consequences TelePad and the Buyer may suffer resulting from, arising out of, relating to, or caused by any action or inaction of the Company, its Subsidiaries, or their officers, directors, employees, stockholders, representatives or agents, including the Trustee, with respect to the Plan, the Trust, the Redemption Agreement or the Profit Sharing Plan, notwithstanding the absence of any breach of any representation, warranty or covenant hereunder.

     6.04  Indemnification  Provisions for Benefit of the LLC. If TelePad or the
           --------------------------------------------------
Buyer (individually, a "Buyer Party" and collectively, the "Buyer Parties") breaches (or in the event any third party alleges facts that, if true, would mean a Buyer Party has breached) any of its representations, warranties, and covenants contained herein, then the applicable Buyer Party agrees to indemnify the LLC from and against the entirety of any Adverse Consequences the LLC may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     6.05 Matters Involving Third Parties.
          -------------------------------

          (a) If any third party shall notify any of the Seller Parties or the Buyer Parties (the "Indemnified Party") with respect to any matter (a "Third
Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article VI, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any

Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party, subject to the terms and conditions hereof, will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.05(b), (i) the Indemnified Party may retain separate co- counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (d) If any of the conditions in Section 6.05(b) is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.

                                   ARTICLE VII

                      POST-CLOSING COVENANTS AND AGREEMENTS

     7.01 Board Composition. On the Closing Date, the Board shall consist of the
          -----------------
six (6) individuals listed on Exhibit D hereto. Until such time as designees of the LLC no longer comprise a majority of the Board, directors without the requisite government clearance shall be excluded from participation in discussions concerning, and the review of documents reflecting, classified matters.

     7.02  Investment  Obligations.  On each of (a) the Closing Date and (b) the
           -----------------------
date which is 12 months after the Closing Date, TelePad shall negotiate with the Company in respect of making a $5 million investment in the Company or the Investment Subsidiary. Each such investment shall be in the form of an equity contribution the proceeds of which shall be used for the purpose or purposes determined by a majority of the Company's directors; provided, however, that either or both of such investment obligations may be nullified by (i) a vote of a majority of the Company's directors, so long as (A) designees or appointees of the LLC comprise a majority thereof or (B) the Additional Consideration has already been paid, or (ii) the LLC, if the LLC's designees no longer comprise a majority of the Board and the Additional Consideration has not been paid. As a condition to TelePad's obligation to make each such $5 million investment, the LLC must, concurrent with the Company's specification of the form of such investment, advise TelePad in writing as to the formula to be used for the calculation of Additional Consideration under Section 1.02(c)(ii).

     7.03 Delivery and Maintenance of Short Term Letter of Credit.  On or before
          -------------------------------------------------------
the Closing Date, the Buyer shall deliver to the LLC a letter of credit in the face amount of $4.7 million (the "Short Term Letter of Credit"), in form and substance reasonably satisfactory to the LLC, and issued by Central Fidelity Bank or another bank acceptable to the Buyer and the LLC (the "Bank"), as collateral security for the Buyer's obligations under the Buyer Note. The Short Term Letter of Credit shall expire on the earlier of full payment of the Buyer Note or five business days after the "maturity date" of the Buyer Note (as defined therein) (the "Short Term Expiration Date"), be irrevocable and unconditional, shall not be transferable, shall permit partial draws, and shall permit drafts drawn under it to be payable to the order of an escrow agent to be agreed upon by the Buyer and the LLC (the "Escrow Agent"). The Short Term Letter of Credit shall specify that a draft in proper form and the original Short Term Letter of Credit must be presented to draw drafts payable to the Escrow Agent under it. Drafts may be payable to another payee if the LLC presents to the Bank written authorization of the Buyer to honor a draft for the amount agreed to by the parties, payable at sight, and drawn under the Short Term Letter of Credit. If the Buyer does not agree to issue the foregoing authorization, the LLC may nonetheless draw upon the Short Term Letter of Credit after it has obtained and presented to the Bank a final order or decree of a court of competent jurisdiction or other appropriate agency or arbitrator adjudicating a claim with respect to the Buyer Note in favor of the LLC. If one day prior to the Short Term Expiration Date there is a dispute pending with respect to the Buyer's obligations under the Buyer

Note, the LLC may draw a draft against the Short Term Letter of Credit in the amount of the claim under dispute, payable to the order of the Escrow Agent. The LLC shall deliver to the Escrow Agent all drafts payable to the order of the Escrow Agent. The LLC and the Buyer agree to finalize and enter into an escrow agreement with the Escrow Agent with respect to the Short Term Letter of Credit prior to the Closing Date. The Buyer shall be solely responsible for all fees and charges related to the issuance of the Short Term Letter of Credit.

     7.04 Delivery and  Maintenance of Long Term Letter of Credit.  On or before
          -------------------------------------------------------
the date which is six months after the Closing Date, unless the Additional Consideration has already been paid, the Buyer shall deliver to the LLC a letter of credit in the face amount of $5 million (the "Long Term Letter of Credit"), in form and substance reasonably satisfactory to the LLC, and issued by the Bank, as collateral security for the Buyer's obligations to pay the Additional Consideration to the LLC pursuant to Section 1.02 hereof. The Long Term Letter of Credit shall expire on the earlier of the Payment Date or five business days after the fifth anniversary of the Closing Date (the "Long Term Expiration Date"), be irrevocable and unconditional, shall not be transferable, shall permit partial draws, and shall permit drafts drawn under it to be payable to the order of the Escrow Agent. The Long Term Letter of Credit shall specify that a draft in proper form and the original Long Term Letter of Credit must be presented to draw drafts payable to the Escrow Agent under it. Drafts may be payable to another payee if the LLC presents to the Bank written authorization of the Buyer to honor a draft for the amount agreed to by the parties, payable at sight, and drawn under the Long Term Letter of Credit. If the Buyer does not agree to issue the foregoing authorization, the LLC may nonetheless draw upon the Long Term Letter of Credit after it has obtained and presented to the Bank a final order or decree of a court of competent jurisdiction or other appropriate agency or arbitrator adjudicating a claim with respect to the Additional Consideration in favor of the LLC. If five days before the Long Term Expiration Date there is a dispute pending with respect to the Buyer's obligations with respect to the Additional Consideration, the LLC may draw a draft against the Long Term Letter of Credit in the amount of the claim under dispute, payable to the order of the Escrow Agent. The LLC shall deliver to the Escrow Agent all drafts payable to the order of the Escrow Agent. The LLC and the Buyer agree to finalize and enter into an escrow agreement with the Escrow Agent with respect to the Long Term Letter of Credit prior to the date which is six months after the Closing Date. The Buyer shall be solely responsible for all fees and charges related to the issuance of the Long Term Letter of Credit.

     7.05 Tax Matters.  The following  provisions shall govern the allocation of
          -----------
responsibility as between the Buyer and the LLC for certain tax matters following the Closing Date:

          (a) Tax Periods Ending on or Before the Closing Date. The LLC shall prepare or cause to be prepared and file or cause to be filed all tax returns for the Company and the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The LLC shall permit the Buyer to review and comment on each such tax return described in the preceding sentence prior to filing. The LLC shall reimburse TelePad and the Buyer for taxes of the Company and the Subsidiaries with respect to such periods within 15 days after payment by the Buyer or the Company and the Subsidiaries of such taxes to the extent such taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Adjustment Date Balance Sheet.

          (b) Tax Periods Beginning Before and Ending After the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Company and the Subsidiaries for tax periods which begin before the Closing Date and end after the Closing Date and have not been filed as of the date of this Agreement. The LLC shall pay to the Buyer within 15 days after the date on which taxes are paid with respect to such periods an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Closing Date Balance Sheet. For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (i) in the case of any taxes other than the taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and
(ii) in the case of any tax based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries.

          (c) Cooperation on Tax Matters. The parties shall cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (i) to retain all books and records with respect to tax matters pertinent to the Company and the Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by another party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, to allow such other party to take possession of such books and records.

          (d) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Company and the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiaries shall not be bound thereby or have any liability thereunder. On or before the Closing Date the Company and TelePad shall enter into a mutually acceptable tax sharing agreement.

          (e) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other like taxes and fees (including any penalties and interest) incurred in connection with the Buyer's purchase of the Shares under this Agreement shall be paid by the LLC when due, and the LLC will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable law, the Buyer and the Company, as applicable, will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.


                                  ARTICLE VIII

                              DISPUTES; ARBITRATION

     8.01 Disputes  Generally.  The parties  hereby  undertake to use good faith
          -------------------
efforts to settle all disputes arising under this Agreement. Failing settlement, except as provided with respect to disputes under Article I hereof, all disputes, including without limitation claims of breach of contract, fraud in the inducement and negligence shall be referred to binding arbitration in Washington, D.C. in accordance with the Commercial Rules of Arbitration of the American Arbitration Association.

     8.02 Selection of Arbitrator(s). If, within seven days after receipt by one
          --------------------------
party of the other party's notice of intention to arbitrate, the parties are unable to agree on a single arbitrator, each party shall have 20 days to appoint its own arbitrator, and the two arbitrators thus chosen shall together, within seven days of their appointment, appoint a third arbitrator. If either party fails to appoint its own arbitrator within the specified period, the arbitrator appointed by the other party shall be the sole arbitrator. If both parties fail to appoint arbitrators within the specified period, or if the arbitrators appointed by the parties fail to appoint a third arbitrator within the specified period, the American Arbitration Association shall make the appointment. The parties shall use their best efforts to appoint arbitrators who are knowledgeable in the data processing field.

     8.03 Decision of Arbitrators.  The decision of the  arbitrator(s)  shall be
          -----------------------
reduced to writing with a full explanation of its factual and legal basis and shall be rendered within 30 days after all evidence and arguments have been submitted. Such decision shall be final and may be enforced in any court of competent jurisdiction.

     8.04 Expense of  Arbitration.  Each party in any proceeding  shall bear (a)
          -----------------------
his or its own expenses incurred in connection with arbitration, including all legal, accounting and other professional fees and expenses and (b) his or its proportional share of the fees and expenses of the arbitrators.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.01 Amendment and Modifications. Subject to applicable law, this Agreement
          ---------------------------
may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

     9.02 Waiver of  Compliance.  Any failure of the Company and the LLC, on the
          ---------------------
one hand, or TelePad and the Buyer, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.03 Expenses.  Except as otherwise provided herein, the parties agree that
          --------
all fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries and accountants. The Company shall be responsible for any legal, accounting or other fees and expenses incurred by the Company in connection with the transactions contemplated hereby and all such fees and expenses incurred through the Adjustment Date shall be fully accrued, paid or estimated as of the Adjustment Date and taken into account in calculating the Company's Consolidated Net Worth.

     9.04  Reasonable  Efforts;  Further  Assurances.  Each  party  will use its
           -----------------------------------------
reasonable efforts to cause all conditions to its and the other parties obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated in this Agreement shall be effected substantially in accordance with its terms as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

     9.05 Remedies;  Waiver.  To the maximum extent permitted by law, all rights
          -----------------
and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

     9.06  Knowledge  Convention.  Whenever  any  statement  herein  or  in  any
           ---------------------
schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" or words of similar intent or effect of the Company or the LLC or its representatives, such person shall make such statement only after making reasonable inquiry of each of the Stockholders and the officers of the Company to the extent that such person could reasonably be expected to possess the requisite knowledge and each statement shall be deemed to include a representation that such inquiry has been conducted. Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" or words of similar intent or effect of TelePad or the Buyer or its representatives, such person shall make such statement only after making reasonable inquiry of each of the officers of TelePad and the Buyer to the extent that such person could reasonably be expected to possess the requisite knowledge, and each statement shall be deemed to include a representation that such inquiry has been conducted

     9.07  Notices.  All  notices,  requests,  demands and other  communications
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

                     (a)       if the Company or the LLC, to:

                               Federal Computer Corporation
                               2745 Hartland Road
                               Falls Church, Virginia  22043
                               Attention:  William E. Hummel, President

                               with a copy to:

                               Swidler & Berlin, Chartered 3000 K Street, N.W. Suite 300
                               Washington, D.C.  20007
                               Attention:  Morris F. DeFeo, Jr., Esquire

or to such other person or address as the Company or the LLC shall furnish to TelePad and the Buyer in writing;

                     (b)       if to TelePad or the Buyer, to:

                               TelePad Corporation
                               380 Herndon Parkway
                               Suite 1900
                               Herndon, Virginia  22070
                               Attention:  Donald W. Barrett, Chairman and Chief
                                           Executive Officer

                     with a copy to:

                               Arent Fox Kintner Plotkin & Kahn
                               1050 Connecticut Avenue, N.W.
                               Washington, D.C.  20036-5339
                               Attention:  Carter Strong, Esquire

or to such other person or address as TelePad or the Buyer shall furnish to the Company and the LLC in writing.

     9.08 Assignment.  This Agreement and all of the provisions  hereof shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     9.09  Governing  Law.  This  Agreement  and the legal  relations  among the
           --------------
parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding such jurisdiction's principles of conflicts of laws.

     9.10 Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

     9.11 Construction.  The headings of Sections and Articles of this Agreement
          ------------
are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. All references herein to Articles, Sections and Exhibits shall be deemed to refer to Articles, Sections and Exhibits of this Agreement.

     9.12 Entire Agreement. This Agreement, including the Exhibits and Schedules
          ----------------
hereto, the Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     9.13 Third Parties. Except as specifically set forth or referred to herein,
          -------------
nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and, if applicable, their respective corporate seals to be affixed hereto, all as of the day and year first above written.

                            TELEPAD CORPORATION


                            By:  ____________________________________________

                            Title:___________________________________________


                            TELEPAD ACQUISITION, INC.


                            By:  ____________________________________________

                            Title:___________________________________________




                            FEDERAL COMPUTER CORPORATION


                            By:  ____________________________________________

                            Title:___________________________________________



                            HARTLAND GROUP, LLC


                            By:  ____________________________________________

                            Title:___________________________________________

                                                                       EXHIBIT A
                                                                       ---------

                                 PROMISSORY NOTE
                                 ---------------



                      $4,700,000.00, Virginia _______, 1997


          FOR VALUE RECEIVED, on or before one hundred and eighty (180) days after the date hereof (__________, 1997), the undersigned, TELEPAD ACQUISITION, INC., a Delaware corporation (the "Maker"), promises to pay to the order of Hartland Group, LLC, a Virginia limited liability company (the "Lender", which shall include any holder of this Note), with offices at 2745 Hartland Road, Falls Church, Virginia 22043, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Four Million Seven Hundred Thousand Dollars ($4,700,000.00), plus interest on the principal balance thereof from time to time outstanding at a rate which is at all times eight and one-half percent (8.5%) per annum, payable in equal successive monthly installments of interest only, commencing on _____________, 1997, and continuing on the ___ day of each succeeding month thereafter until the date which is one hundred and eighty (180) days after the date hereof, the "maturity date" hereof, when the entire principal balance hereof, all accrued and unpaid interest thereon, and all applicable fees, costs and charges if any, shall be due and payable in full, unless the payment of such amount is accelerated subject to the terms hereof.

          Interest hereon shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All payments of principal and/or interest hereon shall be payable in lawful money of the United States and in immediately available funds.

          In the event that any payment of principal and/or interest is not actually received by the holder hereof within five (5) business days of the date such payment is due, the Maker agrees to pay a late charge equal to five percent (5%) of the total amount of the delinquent installment. All payments received hereon shall be applied, at the Lender's option, first to late charges, if any, then to interest and then to principal.

          Notwithstanding anything set forth herein to the contrary, after the maturity date of this Note, whether at the stated maturity date or by acceleration, interest on this Note shall be payable at a rate of thirteen and one-half percent (13.5%) per annum, but in no event shall the rate of interest applicable hereto be greater than the highest rate permissible under law.

          Any of the following shall constitute a default hereunder: (1) if default be made: (a) in the payment of any installment (or part thereof) due hereunder; or (b) in the performance or observance in any material respect of any other covenant or agreement set forth in this Note or in any other of the "Loan Documents" (hereinafter defined) and such non-monetary default continues for more than ten (10) business days after notice thereof is delivered to the Maker; (2) if any warranty or representation of the Maker or TelePad Corporation, a Delaware corporation ("TelePad") in the Loan Documents is untrue or misleading in any material respect; (3) the inability of the Maker or TelePad to pay its debts generally as they become due, or the insolvency of the Maker or TelePad or any assignment for the benefit of creditors, or the filing of a petition by or against the Maker or TelePad under the provisions of any bankruptcy (provided that, in the case of an involuntary filing for bankruptcy protection under the United States Bankruptcy Code against Maker, such petition is not dismissed within thirty (30) days), insolvency, or similar law for the relief of debtors, or the issuance or service of any attachment, levy or garnishment against the Maker or TelePad or any of the Maker's property or the property of TelePad; (4) if TelePad shall dissolve or cease to be a going concern; (5) the acceleration of the maturity of any indebtedness, obligation or liability of any kind and/or nature of Maker (or any subsidiary or affiliate) to any person or entity, including but not limited to Lender, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and howsoever owned, held or acquired, the principal amount of which exceeds an aggregate of One Hundred Thousand Dollars ($100,000.00); or (6) the failure of Maker (or any subsidiary or affiliate) to satisfy any judgments in excess of the aggregate amount of One Hundred Thousand Dollars ($100,000.00) within thirty (30) days after such judgment becomes final and enforceable by lien, levy and execution under applicable law, unless such execution is stayed.

          Any of the following shall constitute an "Acceleration Event" hereunder: (a) except for an "Excluded Person" (as defined below), any "person," including a "group," as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively, the "Exchange Act"), becomes the "beneficial owner" (as defined under the Exchange Act), directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of forty-five percent (45%) or more of the outstanding capital stock of the Maker, TelePad or Federal Computer Corporation, a Virginia corporation ("FCC"); (b) except in the case of a merger or consolidation in which (i) the Maker, TelePad or FCC is the surviving corporation, and (ii) in the case of a merger or consolidation of Maker or FCC, Excluded Persons beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the Maker's or FCC's outstanding capital stock immediately after such merger or consolidation, the Maker, TelePad or FCC consummates a merger, consolidation, liquidation or sale of all or substantially all of the Maker's, TelePad's or FCC's assets; (c) the consummation by the Maker or FCC of an initial underwritten public offering of FCC's or the Maker's capital stock, registered under the Securities Act of 1933, as amended, on a registration statement on Form S-1 or SB-2; or (d) the composition of the board of directors of FCC (the "Board") is altered, modified or otherwise amended such that the designees or appointees of the Lender do not comprise a majority of the Board and the Lender elects to receive the "Additional Consideration" (as defined in the "Purchase Agreement" hereinafter defined) as a result thereof pursuant to Section 1.02 of the "Purchase Agreement" (hereinafter defined). As used herein, an "Excluded Person" shall mean TelePad or any wholly owned subsidiary of TelePad.

          In the event of any default hereunder, subject to any applicable cure period provided herein, or in the event of an Acceleration Event, as applicable:
(1) the entire principal
balance hereof, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall at once become due and payable at the option of the holder of this Note; (2) the Lender shall have all other rights and remedies provided hereunder and under the other Loan Documents and available at law or in equity, which rights and remedies shall be cumulative and not alternative and may be exercised successively or concurrently; and (3) the Lender may set-off against the balance hereof, or may seize, hold and/or impress, any and all credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, or held by, or in the possession of, the Lender, to the credit of or for the account of the Maker, without notice to or consent by the Maker.

          This Note may be prepaid, in whole, without penalty; provided however, that any prepayments of principal shall be applied against the installments or other payments of principal hereunder in their inverse order of maturity.

          Each party liable hereon in any capacity, whether as maker, endorser, surety, guarantor or otherwise, (i) waives presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of this debt and each and every other notice of any kind respecting this Note (except as otherwise expressly provided for herein), (ii) agrees that the holder hereof, at any time or times, without notice to it or its consent, may grant extensions of time, without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereon[, and (iii) to the extent not prohibited by law, waives the benefit of any law or rule of law intended for its advantage or protection as an obligor hereunder or providing for its release or discharge from liability hereon, in whole or in part, on account of any facts or circumstances other than full and complete payment of all amounts due hereunder].

          THE MAKER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE IF ANY, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER, THE MAKER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE.

          The Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, if this Note is not paid in full when due, whether at the stated maturity or by reason of acceleration of maturity under the terms hereof or under the terms of any other of the Loan Documents, whether suit be brought or not.

          In case any one or more of the provisions contained in this Note or in any other of the Loan Documents shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Note and the other of the Loan Documents shall in no way be affected or impaired thereby.

          This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

          This Note is secured by (i) that certain Stock Pledge, Assignment and Security Agreement of even date herewith, by and between the Maker, TelePad and the Lender, providing the Lender with an assignment and a first priority lien, as applicable, against certain property including one hundred percent (100%) of the outstanding capital stock of the Maker and one hundred percent (100%) of FCC's outstanding capital stock being purchased in connection herewith by the Maker, as more particularly described therein (the "Pledge Agreement"); and (ii) that certain Irrevocable Letter of Credit in the amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00), as more particularly set forth in the "Purchase Agreement" (as defined below) (the "Letter of Credit"). This Note is issued in connection with that certain Stock Purchase Agreement dated January 27, 1997, by and among the Maker, TelePad, the Lender, and FCC (the "Purchase Agreement"). This Note, the Pledge Agreement, the Letter of Credit, and the Purchase Agreement, together with all other documents now and/or hereafter issued, executed and/or delivered in connection with the loan evidenced hereby, are herein collectively referred to as the "Loan Documents".

          All of the terms, covenants, provisions, conditions, stipulations, promises and agreements contained in the Loan Documents to be kept, observed and performed by the Maker and/or by any other parties to any one or more of the Loan Documents (except for the Lender) are hereby made a part of this Note and incorporated herein by reference to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker promises and agrees to keep, observe and perform them or cause them to be kept, observed and performed, strictly in accordance with the terms and provisions thereof.

          The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes. The Maker warrants, represents and covenants that the debt evidenced by this Note shall be senior to any and all other debt now existing or hereinafter incurred by the Maker.

          This Note shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Note shall not be assigned or transferred by the Lender without the express prior written consent of the Maker, which shall not be unreasonably withheld, conditioned or delayed.

          WITNESS the due execution hereof under seal the day and year first above written.


ATTEST:                                        TELEPAD ACQUISITION, INC., a
                                               Delaware corporation

----------------------
                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                                                       EXHIBIT B
                                                                       ---------


                       [TO BE PROVIDED AND INSERTED HERE]

                                                                       EXHIBIT C
                                                                       ---------


                 STOCK PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT
                 -----------------------------------------------


     TELEPAD ACQUISITION, INC., a Delaware corporation ("Debtor"), with principal place of business located at 380 Herndon Parkway, Suite 1900, Herndon, Virginia 22070, requests that Hartland Group, LLC, a Virginia limited liability company ("Lender"), extend financial accommodations to Debtor, subject to the terms and conditions hereof and evidenced by Debtor's promissory note referenced below and that certain Stock Purchase Agreement of even date herewith, by and between Debtor, Lender, TelePad Corporation, a Delaware corporation ("TelePad"), and Federal Computer Corporation, a Virginia corporation ("FCC") (the "Purchase Agreement"). In consideration of Lender's extending such accommodations, Debtor and TelePad make the representations and warranties to Lender contained herein and, as long as this Agreement has not been terminated by Lender, agree with Lender as follows:

     1.   Commitment.
          ----------

          (a) Lender shall extend to Debtor a secured term loan in the amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00), bearing interest and being payable to the order of Lender in the original principal amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00), together with all extensions, renewals and modifications thereof, and substitutions therefor (collectively, the "Term Note"). The Term Note is secured by, among other things, the pledge of one hundred percent (100%) of the outstanding capital stock of FCC, being purchased in connection herewith by Debtor (the "FCC Shares") and one hundred percent (100%) of the outstanding capital stock of Debtor (the "Newco Shares," the Newco Shares and the FCC Shares are collectively referred to as the "Property"), as more particularly described on Schedule A hereto and incorporated herein. The Term Note shall also be secured by a certain Irrevocable Letter of Credit in the amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00) issued in accordance with the terms of the
Purchase  Agreement  (the "Short Term Letter of Credit").  This  Agreement,  the
Purchase Agreement, the Term Note, the "Letters of Credit" (hereinafter defined), and any other document executed in connection therewith are hereinafter referred to as the "Loan Documents."

          (b) Pursuant to Section 1.02 of the Purchase Agreement, Debtor is obligated to pay the "Additional Consideration" (as defined in the Purchase Agreement) under certain circumstances. The satisfaction of the Additional Consideration obligation shall be further secured by a certain Irrevocable Letter of Credit in the amount of Five Million Dollars ($5,000,000.00), issued in accordance with the terms of the Purchase Agreement (the "Long Term Letter of Credit"). The Short Term Letter of Credit and the Long Term Letter of Credit shall be collectively referred to as the "Letters of Credit."

          (c) The obligations evidenced by the Loan Documents are sometimes herein referred to as the "Loan."

     2. Grant of Security  Interest and Assignment.  As collateral  security for
        ------------------------------------------
the Loan, as well as for any and all other liabilities and obligations of Debtor and TelePad to Lender, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise, including without limitation all sums due under the Term Note or in connection with the Loan and the obligation to pay to Lender the Additional Consideration provided for in Section 1.02 of the Purchase Agreement, up to the aggregate amount of $16 million (all of which are hereinafter collectively called the "Obligations"), (A) TelePad hereby grants to Lender a security interest in, and pledges to Lender, the Newco Shares free and clear of any mortgage, pledge, lien on, security interest in, hypothecation, assignment, charge, right, encumbrance or other restriction or liability, other than those which result by operation of the Loan Documents (collectively "Liens"), (B) Debtor hereby grants a security interest in, and pledges to Lender, the FCC Shares, free and clear of all Liens, and (C) TelePad and Debtor, as applicable, hereby pledge, grant and convey to Lender (i) all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Newco Shares or FCC Shares; (ii) all additional shares of stock of any class issued by Newco or FCC at any time and from time to time in any manner, and the certificates representing such additional shares, and all cash, securities, dividends, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and (iii) all securities hereafter delivered hereunder to Lender in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, and all cash, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (the "Collateral").

     3. Delivery of Property.  Debtor and TelePad shall, upon the full execution
        --------------------
of this Agreement, deliver to Lender, or its respective duly appointed nominee, the certificates representing the Property, together with stock powers in blank duly executed by Debtor or TelePad (or such nominee). If at any time and from time to time following the execution of this Agreement Debtor or TelePad shall become entitled to receive or shall receive in connection with any of the Property, any:

          (i) stock certificate, including, without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff of splitoff; or

          (ii) option, warrant, or right, whether as an addition to or in substitution of or in exchange for any of the Property or otherwise;

then, Debtor or TelePad, as the case may be, shall accept the same as Lender's agent, in trust for Lender (as part of the Collateral), and shall deliver the same immediately to Lender, in the exact form received, with the appropriate endorsement when necessary, or appropriate stock powers duly executed in blank, together with any documentary tax stamps and any other documents necessary to cause Lender to have a good, valid and perfected first pledge of, lien on, and security interest in the Collateral, as applicable, free and clear of any Lien. At any time following an "Event of Default" (as defined in Section 13 hereof), any or all securities comprising the Collateral held by Lender hereunder may, at the option of Lender, be registered in the name of Lender or in the name of its nominee, and Debtor or TelePad, as the case may be, hereby covenants that, upon demand therefor by Lender, Debtor or TelePad, as the case may be, shall effect such registration or cause such registration to be effected. Nothing in this Section 3 shall be construed to authorize the issuance by FCC, Debtor or TelePad of any securities, or the taking of any other action, the issuance or taking of which would constitute a default hereunder.

     4.  Rights  Incident  to  Property.  Until  the  occurrence  of an Event of
         ------------------------------
Default, Debtor or TelePad, as the case may be, shall be granted a revocable license to all voting rights with respect to the Property. Immediately, and without further notice, upon the occurrence of an Event of Default, whether or not the Collateral shall have been registered in the name of Lender or its nominee, the abovereferenced license shall be deemed immediately and automatically revoked and Lender or its nominee shall have, with respect to the Collateral, the right to exercise all voting rights as to all of the Collateral, together with all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Collateral to any committees, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for Collateral actually received by it; but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

     5.  Dividends.  Until  the  occurrence  of an Event of  Default,  Debtor or
         ---------
TelePad, as the case may be, shall be granted a revokable license entitling Debtor or TelePad to receive and retain regular cash dividends payable on the FCC Shares and the Newco Shares, respectively, but any and all other dividends or stock or liquidation dividends, distributions of property, returns of capital or other distributions made on or in respect of the Property, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of Debtor or FCC or received in exchange for the Property or any part thereof, any and all cash and other property received in exchange for or redemption of any Property, shall become part of the Collateral to be held by the Lender in accordance with the terms hereof. The Lender shall execute and deliver to TelePad and Debtor all such powers of attorney, dividend orders, and other instruments as TelePad or Debtor may request for the purpose of enabling TelePad or Debtor to receive the dividends which it is authorized to receive and retain pursuant to this Section 5. Upon the occurrence of an Event of Default, such license shall be deemed immediately and automatically revoked and Lender shall be entitled to any and all cash dividends thereafter (or simultaneously) made for the benefit of Debtor or TelePad, as the case may be, which shall be promptly delivered to Lender as additional security hereunder or applied toward the satisfaction of the Obligations in Lender's sole discretion. Nothing contained in this Section 5 or in Section 4 hereof shall be construed to authorize the payment of any dividend, in cash or otherwise, or the making of any distribution, or the taking of any action by FCC, Debtor or TelePad or otherwise, the making, taking or payment of which is otherwise prohibited, or which would otherwise constitute a default hereunder.

     6. Business and Status of Debtor, Authorization.  Debtor is and will remain
        --------------------------------------------
a corporation under the laws of Delaware, in good standing, licensed and in full compliance with all applicable laws and regulations. The execution and delivery of this Agreement by each of Debtor and TelePad is duly authorized and will not contravene any agreement, order or regulation to which Debtor or TelePad is subject.

     7. Financial Statements.
        --------------------

          (a) Debtor or TelePad, as the case may be, shall provide Lender: (i) on or before ninety (90) days after the close of each of Debtor's fiscal years, Debtor's balance sheet as of the end of such year and related statements of income and retained earnings and of cash flow for each fiscal year, reported on by an independent certified public accountant; (ii) on or before fortyfive (45) days after the end of each of the first three (3) fiscal quarters for each fiscal year of Debtor, the unaudited balance sheet of Debtor as of the end of each such quarter and the related unaudited statements of income and retained earnings and of cash flow of Debtor, certified by a senior officer of Debtor as being fairly stated in all material respects when considered in relation to Debtor's audited annual financial statements (subject to normal yearend adjustments); or (iii) all Securities and Exchange Commission ("SEC") reports and filings submitted by TelePad within three (3) days after filing with the SEC. All such financial statements of Debtor and TelePad which have been or may be delivered to Lender are or will be complete and do or will fully and fairly reflect Debtor's and TelePad's respective financial condition and results of operations as of and for the periods presented. Debtor will maintain books and financial records in accordance with generally accepted accounting principles consistently applied.

          (b) Debtor agrees at all reasonable times to permit a representative of Lender to examine and audit Debtor's books and records and to keep Lender fully advised regarding any litigation involving Debtor the adverse determination of which might substantially prejudice repayment of the Obligations.

     8. Insurance.  In addition to any other agreement which may be entered into
        ---------
between Lender and Debtor with reference to insurance, Debtor will at all times carry adequate insurance with responsible companies satisfactory to Lender in such amounts and against such risks as is usually carried by similar businesses and by owners of similar property in the same general area. Debtor will obtain and keep in force such additional insurance as Lender may from time to time require. All policies covering any tangible portion of the Collateral shall name

Lender  as  mortgagee  under  a  "standard"   mortgage   clause.   Policies  and
endorsements or satisfactory evidence thereof are to be delivered to Lender.

     9. Taxes.  Each of Debtor and  TelePad has filed all U.S.,  state and local
        -----
tax returns required to be filed and has paid or made provision for payment of all taxes due pursuant thereto. Each of Debtor and TelePad will pay when due all taxes, assessments and similar levies including, but not limited to, income, franchise and sales taxes imposed on Debtor, TelePad, the Collateral or the Property and/or any other of Debtor's property.

     10. Warranties and  Representations.  Each of Debtor and TelePad represents
         -------------------------------
and warrants that:

          (i) It has all requisite power and authority to enter into this Agreement, to pledge and assign, as applicable, the Collateral, and to carry out the transactions contemplated by this Agreement;

          (ii) It is the legal and beneficial owner of all of the Collateral (including the Property which is currently outstanding);

          (iii)The Property constitutes one hundred percent (100%) of the FCC Shares and the Newco Shares (collectively, the "Shares");

          (iv) All of the Shares currently outstanding have been duly and validly issued, are fully paid and nonassessable, and are owned by Debtor (with respect to the FCC Shares) or by TelePad (with respect to the Newco Shares) free of any Lien;

          (v) The Shares represent the only class of capital stock of Debtor and FCC, respectively, that are authorized or outstanding on the date hereof; and

          (vi) Upon delivery of the Property to Lender or its agent, this Agreement shall be the valid and binding obligation of Debtor and TelePad, fully enforceable in accordance with its terms, and shall create a valid first lien upon and perfected security interest in, and assignment of, as applicable, the Collateral, including the Property, and the proceeds and products thereof, subject to no prior Liens or agreements purporting to grant to any third party a security interest in or assignment of the property or assets of Debtor or TelePad which would include the Collateral.

     11.  Affirmative  Covenants.  Debtor and TelePad each  covenants and agrees
          ----------------------
that, until this Agreement has been terminated, Debtor and TelePad (as applicable) shall:

          (i)  Pay all of the Obligations when due.

          (ii) Keep Debtor's books and records at the address specified in the introductory paragraph of this Agreement.

          (iii)Remain liable for any deficiency resulting from a sale of any or all of the Collateral and pay any such deficiency to Lender forthwith on demand.

          (iv) Take such steps and promptly execute and deliver such financing statements, continuation statements and other papers as may be necessary or advisable to comply with the Assignment of Claims Act of 1940 and to perfect or continue any security interests granted to Lender hereby, and to execute and deliver such further documents as Lender may from time to time request to more fully carry out the intent of this Agreement. Each of Debtor and TelePad warrants and covenants that it will, at its own expense, defend Lender's right, title, special property and security interest in and to and assignment of the Collateral against the claims of any person, firm, corporation or other entity (other than claims relating to the validity of the transfer of title to the FCC Shares from Lender to Debtor).

          (v) Upon demand from Lender at any time or times, provide Lender with such additional documents and/or further assurances of title to the Collateral as Lender may request in order to perfect Lender's pledge, security interest therein and assignment thereof, as applicable.

     12.  Negative  Covenants.  Each of TelePad and Debtor  covenants and agrees
          -------------------
that, until this Agreement has been terminated, and without the express, prior written consent of Lender, Debtor shall not, and shall cause FCC not to:

          (a)  Sell,  exchange,   assign,  loan,  deliver,  lease,  mortgage  or
               otherwise transfer or dispose of any of its assets, except in the ordinary course of FCC's business.

          (b) Excluding any borrowings pursuant to or arising under any existing credit facilities or Loan Documents, create, incur, assume or in any manner become liable in any respect for (or otherwise redeem or repay) any indebtedness whether for borrowed money, as deferred payment for the purchase of assets, or otherwise, other than to Lender, except for (i) normal trade debts incurred in the ordinary course of FCC's business, in an amount not to exceed at any time an aggregate of Fifteen Million Dollars ($15,000,000.00), and (ii) indebtedness that is not senior to the Obligations, in an amount not to exceed at any time an aggregate of Fifteen Million Dollars ($15,000,000.00), on terms reasonably satisfactory to Lender.

          (c) Merge, consolidate into or with any company, enterprise or other entity, nor purchase or acquire any other entity, any substantial part of any other entity's assets or business, nor otherwise substantially change its legal structure or the general character of its business as it is presently conducted; or sell or otherwise acquire or transfer all or any substantial part of its assets to any other person, firm, corporation or other entity.

          (d) (i) Make any dividend or other distribution on the capital stock of FCC or (ii) purchase, repurchase, redeem, retire or otherwise acquire any Debtor or FCC capital stock or indebtedness subordinated to the Term Note, other than cash dividends or acquisitions which do not exceed, in the aggregate, ten percent (10%) of FCC's net income (less one hundred percent (100%) of losses) subsequent to September 30, 1996, taken as one period; provided, however, that dividends once properly made in compliance with the terms of the Loan Documents shall not be subject to recision or otherwise rendered invalid as a result of any subsequent losses.

          (e) Consent to, approve or authorize the issuance of any additional shares of any class of capital stock of FCC or Debtor or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights or other commitments entitling any person, firm, corporation or other entity to purchase or otherwise acquire any such shares.

          (f) Modify or otherwise amend the Charter or Bylaws of FCC.

     Notwithstanding anything to the contrary contained in this Section 12, the restrictions with respect to FCC contained in these negative covenants shall not apply unless and until the designees or appointees of Lender do not comprise a majority of the board of directors of FCC.

     13. Default.  Any one of the following events shall be considered an "Event
         -------
of Default": Any default under the Term Note; or any failure of Debtor to make the Additional Consideration payments to Lender; or if Debtor or TelePad shall fail to perform any other covenant or agreement herein or in any of the other Loan Documents, and such failure shall remain unremedied for ten (10) days after notice thereof; or if any warranty or representation of Debtor or TelePad made to Lender in any of the Loan Documents shall be untrue in any material respect.

     14.  Remedies.  If Debtor or TelePad shall default in the performance  when
          --------
due of any of the provisions of this Agreement, the Term Note, or any other of the Loan Documents, Lender may perform the same for Debtor's account and any monies expended in so doing shall be chargeable with interest to Debtor (at the default rate provided for in the Term Note) and shall be added to the indebtedness secured hereby and the same shall be immediately due and payable upon demand. Upon the occurrence of any Event of Default, Lender may, in its sole discretion, do any one or more of the following:

          (a) Declare all principal, interest and other sums on the Obligations immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind, all of which are hereby waived by Debtor;

          (b) Offset against the Obligations any and all credits, stocks, bonds, or other securities or property of any nature whatsoever on deposit with, or held by, or in the possession of, Lender, to the credit of or for the account of Debtor, without notice;

          (c) Proceed to enforce such other and additional rights and remedies as Lender may have hereunder or under any other Loan Documents or as may be provided by law.

     15. Termination.  Upon indefeasible  satisfaction of the Obligations,  this
         -----------
Agreement shall terminate and the Collateral not otherwise applied toward such satisfaction shall be promptly returned to TelePad or Debtor, as applicable. Lender shall not be deemed to have made any representation or warranty with respect to the Collateral so returned, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from Lender's own acts.

     16.  Miscellaneous.  All  rights  and  remedies  of  Lender  hereunder  are
          -------------
cumulative and not alternative. Indulgence by Lender with respect to any of the terms and conditions herein contained or the failure of Lender to exercise any of its rights hereunder shall not constitute a waiver thereof, and Debtor and TelePad shall remain liable for the strict performance hereof until all of the Obligations shall have been fully paid in accordance with their terms and this Agreement shall have been terminated. No provision hereof may be waived or modified orally, but all such waivers or modifications shall be in writing. This Agreement and the other written Loan Documents issued in conjunction herewith or pursuant hereto constitute the entire agreement of the parties and shall continue in full force and effect for so long as all of the Obligations shall have been fully satisfied and released in accordance with their terms, until this Agreement shall have been terminated by Lender, and until all liabilities of Debtor to Lender incurred or contracted before receipt of such notice shall have been fully paid, plus applicable interest, fees, costs and attorneys' fees. All warranties, representations and agreements of Debtor and TelePad herein shall survive the execution and delivery hereof. In addition to any other sums payable by Debtor hereunder, after the occurrence of any "Event of Default", Debtor agrees to pay Lender's costs of collection and reasonable attorneys' fees incurred in the enforcement of any provision hereof, whether suit be brought or not. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia, excluding such jurisdiction's conflict of laws principles, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

     This Agreement is signed, sealed and delivered this day of , 1997.


ATTEST:                            TELEPAD ACQUISITION, INC., a
                                   Delaware corporation


By:____________________________    By:__________________________________
Name:__________________________    Name:________________________________
Title:_________________________    Title:_______________________________



ATTEST:                            TELEPAD CORPORATION, a Delaware
                                   corporation

By:____________________________    By:__________________________________
Name:__________________________    Name:________________________________
Title:_________________________    Title:_______________________________



ATTEST:                            HARTLAND GROUP, LLC, a
                                   Virginia limited liability corporation

By:____________________________    By:__________________________________
Name:__________________________    Name:________________________________
Title:_________________________    Title:_______________________________

                                    EXHIBIT D
                                    ---------

                                List of Directors
                                -----------------


Designees of the LLC
--------------------

George R. Block
Charles F. Crowe
William E. Hummel
R. Joseph Market


Designees of TelePad
--------------------

Donald W. Barrett
Robert D. Russell

                                       -v-